Exhibit 10.1
LEASE AGREEMENT

This Lease Agreement (the "Lease") is made as of October 22, 2018 (the "Effective Date") by and between HC-200 BLOSSOM STREET, LLC, a Delaware limited liability company ("Landlord"), and the BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM, an institution of higher education and agency of the State of Texas ("Tenant").
RECITALS:
A.    Landlord owns the land and improvements containing approximately 373,070 square feet, located at 200 Blossom Street, Webster, Texas, including an attached parking garage and certain easement rights, as legally described on Exhibit "A" attached hereto and made a part hereof (the "Premises").
B.    Landlord and Tenant have agreed that Tenant shall lease Landlord's property and have the easement rights identified in Exhibit A, in accordance with the terms, covenants and conditions set forth in this Lease.
NOW, THEREFORE, for and in consideration of the premises and the rent to be paid hereunder, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:
AGREEMENT:
1.Recitals, Addenda, and Exhibits. The recitals of fact set forth above are true and correct and are by this reference made a part of this Lease. All Addenda and Exhibits attached to this Lease are incorporated herein by this reference.
2.    Premises.
(a)    Grant. In consideration of the rents, covenants, and agreements herein contained, and subject to the terms and conditions hereinafter set forth, Landlord hereby (i) leases and demises to Tenant, and Tenant hereby rents from Landlord, the Premises, and (ii) grants to Tenant, and Tenant accepts, the easement rights in the tracts identified in Exhibit A, upon the rentals, and subject to the terms and conditions hereinafter set forth:
(b)    "As Is". NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT TENANT IS LEASING THE PROPERTY "AS IS", WHERE IS, AND WITH ALL FAULTS AND DEFECTS, EXCEPTING ONLY MATERIAL LATENT DEFECTS AFFECTING THE ROOF

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STRUCTURE, FOUNDATIONS, STRUCTURAL ELEMENTS, AND THE EXTERIOR VERTICAL BUILDING ENVELOPE, THAT ARE VITAL TO THE USE OF THE PREMISES FOR THE PRIMARY INTENDED USE, AND THAT EXCEPT AS SPECIFIED IN SECTION 11(a) OF THIS LEASE, LANDLORD IS MAKING NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE PREMISES OR ANY PART THEREOF (INCLUDING, WITHOUT LIMITATION, THE SOIL, WATER, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE PREMISES).
3.    Term.
(a)    Term. The term (the "Term") of this Lease and Tenant's obligation to make any and all payments required under this Lease shall commence on October 22, 2018 (the "Lease Commencement Date"), and end September 30, 2033 (the "Expiration Date").
(b)    Lease Year. "Lease Year" shall mean and refer to each twelve (12) month period beginning October 1 and ending September 30. "Calendar Year" shall mean and refer to each twelve (12) month period beginning January 1 and ending December 31.
(c)    Renewal Option. Provided that Tenant is not in default under the Lease beyond applicable notice and cure periods at the time of notification to Landlord or at the time of commencement of the Renewal Term, as that term is hereinafter defined and Tenant has not assigned the Lease, Tenant may at its option extend the Term of this Lease for three (3) additional periods of five (5) years each (the "Renewal Option"). Such periods are each called the "Renewal Term". If Tenant elects to exercise the Renewal Option, Tenant shall provide written notice to Landlord of such election not less than twelve (12) months prior to the date the Term is then set to expire. The Renewal Term shall be on the same terms contained in this Lease including, without limitation, the annual rent escalations as provided for in Section 5(b) below; and any reference in this Lease to the "Term" of the Lease shall be deemed to include any Renewal Term and apply thereto, unless it is expressly provided otherwise.
4.    Quiet Enjoyment. So long as Tenant complies with the terms, covenants and provisions of this Lease, Tenant shall have the peaceful and quiet use of the Premises subject to all the terms of this Lease, without any hindrance from Landlord by any persons lawfully claiming by, through or under Landlord. No failure by Landlord to comply with the foregoing covenant will give Tenant any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder. The provisions of this Section 4 are in lieu of any implied covenants of title, possession, or quiet enjoyment.

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5.    Rent. Tenant shall pay as rent for the Premises the following amounts (each of which shall be considered and all of which, together with any other payment due Landlord under this Lease, shall be deemed to be "Rent" hereunder).
(a)    Fixed Rent. From and after the Lease Commencement Date, Tenant shall pay Landlord, as fixed monthly rent (the "Fixed Rent"), as follows:

Period	Monthly Fixed Rent Payment Amount	Annual Fixed Rent Payment Amount
10/1/18 – 6/30/19	$0.00	$0.00
7/1/19 – 12/31/20	$854,952.08	$10,259,424.96
1/1/21 – 12/31/21	$932,675.00	$11,192,100.00
1/1/22 – 12/31/22	$1,088,120.83	$13,057,449.96
1/1/23 – 12/31/23	$1,228,022.08	$14,736,264.96
1/1/24 – 9/30/33	See Section 5(b) below	See Section 5(b) below

The Fixed Rent shall be paid by Tenant to Landlord in advance on the first day of each calendar month during the Term of this Lease to the following lockbox account of Landlord (the "Lockbox Account"):
KEYBANK WIRE & ACH INSTRUCTIONS
KeyBank
127 Public Sq.
Cleveland, OH 44114
Beneficiary: Carter Validus Mission Critical REIT, Inc Depository
Account Number: 359681329751
Routing Number: 041001039

or at such other place as Landlord may designate from time to time in writing. Tenant's obligation for Fixed Rent shall accrue as of the Lease Commencement Date. Fixed Rent shall be paid by automatic bank transfer if requested by Landlord or such other method that is reasonably requested by Landlord.

(b)    Adjustment of Fixed Rent. The amount of the Fixed Rent shall be escalated annually, beginning on January 1, 2024 and thereafter throughout the remaining Term of this Lease (including any Renewal Term) on the first (1st) day of the first full month of each succeeding Calendar Year, and shall be equal to the sum of (i) the Fixed Rent previously in effect, and (ii) the product of such previous Fixed Rent multiplied by one and-a-half percent (1.5%).

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(c)    Additional Rent. All other payments due to Landlord under this Lease, including, but not limited to, the payment of Taxes and Insurance as specified below in this Section 5, Section 6 and Section 13, shall be and are hereby classified as "Additional Rent." All payments of Additional Rent shall be payable without setoff or deduction (except as otherwise specified in this Lease) at commencement of this Lease, to the Lockbox Account of Landlord shown herein, or at such other place as Landlord may designate in writing from time to time.
(d)    Taxes. In addition to the Taxes payable pursuant to Section 6 below, Tenant shall pay to Landlord any and all state and local sales tax, assessment, governmental charges or fees and use tax imposed on any payment deemed to be Rent under this Lease or under the laws and rules and regulations imposing such sales and use tax, provided that such charges or fees are assessed against Landlord (collectively, "Sales and Use Taxes"). If in lieu of or in addition to the whole or any part of any Sales and Use Taxes, there is levied on Landlord any tax, assessment, or charge directly on the Rent received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such Rent or revenues for the Premises (collectively, "Franchise Taxes"), then all such Franchise Taxes, or the part thereof so based, shall be deemed to be included as Sales and Use Taxes payable by Tenant. Tenant's obligation under this Lease to pay Sales and Use Taxes for periods of less than a year will be prorated accordingly. Notwithstanding anything to the contrary herein, all Sales and Use Taxes chargeable to Tenant shall include the Texas margin tax and/or any other business tax imposed under Texas Tax Code Chapter 171 and/or any successor statutory provision. For the avoidance of doubt, Tenant will pay directly to Landlord all Sales and Use Taxes and Landlord will remit the same to the appropriate governmental entity. Notwithstanding any provision in this Lease to the contrary, under no circumstances will Tenant pay any state or federal income taxes, or any similar taxes, assessed against Landlord.
(e)    Late Charge. If Tenant fails to pay Rent within three (3) Business Days after due, the amount unpaid will be subject to: (i) a late payment charge, as Additional Rent, of five (5%) percent of the amount unpaid, plus applicable sales tax, in each instance to cover Landlord's additional administrative costs; and (ii) interest on all such unpaid sums (other than the late payment charge) which interest shall commence accruing on the payment due date at a per annum rate equal to fifteen (15%) percent. All payments will be applied to the oldest balance first then any other outstanding balance (including accrued late fees). Tenant's obligation to pay late charges and interest pursuant to this section will exist in addition to, and not in the place of, the other default provisions in this Lease.
(f)    Net Rental. The Fixed Rent shall be completely net rent to Landlord, and during the entire Term of this Lease (including any Renewal Term), Landlord shall have no cost, obligation, responsibility or liability whatsoever for repairing, replacing, maintaining, operating or owning the Premises except as expressly set forth in Section 11 below. The parties acknowledge and agree that Landlord would not enter into this Lease if the Rent described in this Lease were not

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absolutely net to Landlord or if Landlord were to incur any liability whatsoever, foreseen or unforeseen, with respect to the Premises or any portion thereof, or Tenant's exercise of any other of its rights under this Lease. Accordingly, anything herein to the contrary notwithstanding, Tenant shall pay all expenses, costs, taxes, fees and charges of any nature whatsoever arising in connection with or attributable to the Premises, during the Term of this Lease or in any manner whatsoever arising as a result of Tenant's exercise of, or Landlord's grant of, the rights described in this Lease, including, without limitation, all fees of Tenant's consultants, intangible personal property taxes, ad valorem real estate taxes, Tenant's accounting and Attorney's Fees (to the extent authorized by the Constitution and laws of the State of Texas), costs of any financing obtaining by Tenant, costs of any leasehold title insurance policy obtained by Tenant, utility charges and insurance premiums for policies obtained by Tenant or obtained by Landlord in accordance with Section 13(b) and charged back to Tenant pursuant to the terms of this Lease. Tenant shall pay all Rent and Additional Rent due under this Lease without notice or demand and without any deductions, set-offs, counterclaims, abatements, suspensions or defenses of any kind. It is the intention of the parties that the obligations of Tenant shall be separate and independent covenants, that the Rent and Additional Rent, payable by Tenant shall continue to be payable in all events, and that the obligations of Tenant shall continue unaffected unless the requirement to pay or perform the same shall have been terminated or modified pursuant to an express provision of this Lease. Tenant shall pay and be responsible to Landlord for all costs, expenses, obligations, liabilities and acts necessary to and for the proper use, operation, maintenance, care and occupancy of the Premises. Tenant waives all rights under Section 91.004(b) of the Texas Property Code.
(g)    Accord and Satisfaction. No payment by Tenant or receipt by Landlord of an amount less than is due hereunder shall be deemed to be other than payment towards or on account of the earliest portion of the amount then due by Tenant nor shall any endorsement or statement on any check or payment (or in any letter accompanying any check or payment) be deemed an accord and satisfaction (or payment in full), and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such amount or pursue any other remedy provided herein or otherwise available at law or in equity.
6.    Real Estate Taxes.
(a)    Taxes. "Taxes" shall mean all real estate and personal property taxes, including improvement assessments, impositions or levies, whether special or regular which shall be levied, assessed, imposed, become due and payable, or arise during the term of this Lease in connection with the use, occupancy or possession of, or for, the Premises, or any part thereof, or any land, buildings or other improvement therein, in accordance with the provisions of this Section 6, but explicitly exclude Sales and Use Taxes referred to in Section 5(d) above. Taxes shall also be deemed to include any special taxing district assessment, which is imposed in order to fund public facilities for the area in which the Premises is located. If because of any change in law relating to

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the taxation of real estate, any other tax, assessment or surcharge of any kind or nature is imposed upon, against or with respect to the occupancy, rents or income therefrom, either in lieu of, in substitution for or in addition to any of the foregoing Taxes, such other tax, assessment or surcharge (which shall be measured as if the Premises, as the case may be, were the only asset of Landlord or such owner) shall be deemed part of Taxes.
(b)    Income Taxes. There shall be excluded from the calculation of Taxes all income taxes, excess profit taxes, capital gains taxes, or estate, succession, inheritance and transfer taxes.
(c)    Payment. From and after the Lease Commencement Date and throughout the Term, Tenant shall pay all Taxes directly to the appropriate assessing authority, where feasible, when the same become due and payable (but in no event later than the date when the Taxes would become delinquent). Tenant's obligation under his Lease to pay taxes for periods of less than a year will be prorated accordingly. Within ten (10) Business Days after receipt by a party of any real estate tax bill relating to the Premises or any part thereof, such party shall deliver to the other party a copy of such bill. Tenant shall furnish to Landlord, within thirty (30) Business Days after receipt of Landlord's written request, receipts for the payment of any Taxes or other evidence reasonably satisfactory to Landlord that such payment has been made by the date that such Taxes became due and payable. In addition, Tenant shall furnish to Landlord, annually throughout the Term within fifteen (15) Business Days of receipt of Landlord's written request therefor, a certificate of Tenant (executed by a duly authorized officer of Tenant) stating that all Taxes have been paid to date. If Tenant shall have failed on two (2) prior occasions within any three (3) year period to pay any Taxes, or any part thereof, then Landlord shall have the right, at its option, to require Tenant to (i) immediately deposit with Landlord an amount equal to (1) all Taxes currently due plus (2) a portion of all Taxes payable during the current Calendar Year so that the deposits required by clause (ii) of this sentence will be sufficient to permit Landlord to pay all Taxes in full from such deposits when due, and (ii) thereafter to deposit with Landlord one-twelfth (1/12) of the current annual Taxes on the first day of each month in advance, together with such additional amounts as may be required to make payments of Taxes due during said month, such additional amount to be held by Landlord without interest and to be applied against the payment of Taxes as they become due. In the event a refund of Taxes is obtained and actually paid to Landlord, Landlord shall credit an appropriate portion thereof (after deducting any unrecouped, actual out-of-pocket expenses in connection with obtaining such refund) to the next installment(s) of Rent. If such refund is received after the end of the Term and relates to periods during the Term, Landlord shall remit such refund to Tenant within sixty (60) days after receipt. Landlord shall notify Tenant of the refund of Taxes within seven (7) Business Days of Landlord's receipt of the refund. This provision shall survive the expiration or earlier termination of this Lease.

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(d)    Protest. Tenant may elect to protest the appraised value. If Tenant elects, at its cost, to protest the appraised value, Tenant shall deliver to Landlord prior written notice of such election and to the extent authorized by applicable law, Tenant may appear and take all actions, which Landlord would otherwise be entitled to take under applicable law for such limited purpose. Landlord agrees to execute such consents and authorizations as may be required by applicable law for Tenant to protest the appraised value of the Premises and/or settle all contests initiated by Tenant concerning the appraised value of the Premises. If Tenant elects to not protest the appraised value, then Landlord shall have the right, at its sole cost, to protest the appraised value; provided, however, if as a result of Landlord's protest, Tenant realizes an actual savings in connection with the Taxes, Tenant shall reimburse Landlord for Landlord's costs incurred in connection with such protest.
7.    Utilities. Tenant shall pay or caused to be paid when due the charges for all utility services rendered or furnished to the Premises, including, without limitation, water, gas, electricity, telephone and sewer service charges. If Tenant defaults in the payment of any such charges, Landlord may, at its option, pay such charges on behalf of Tenant, in which event Tenant shall reimburse Landlord therefor and all such sums shall be deemed Additional Rent hereunder. All applications and connections for necessary utility services on the Premises shall be made in the name of Tenant only. Landlord shall under no circumstances be liable to Tenant in damages or otherwise for failure or interruption in service of electricity, water, gas, heat, telecommunication services, including telephone, sewer service or air-conditioning, except to the extent that such damages are attributable to the negligence or willful misconduct of Landlord, its officers, employees, agents, or contractors.
8.    Security Deposit. Intentionally deleted.
9.    Use of Premises.
(a)    Use. Tenant agrees to use the Premises primarily as an acute care hospital, which may include medical, pharmacy, outpatient treatment, research, and teaching activities ("Primary Intended Use") and for no other purpose without the prior written approval of Landlord which approval may not be unreasonably withheld, conditioned or delayed. Tenant shall not use the Premises in any manner that will result in a cancellation of any insurance policy. Tenant shall not keep, use, or sell anything prohibited by any policy of insurance covering the Premises, and shall comply with all requirements of the insurers applicable to the Premises necessary to keep in force the insurance. Tenant shall not allow any waste or nuisance on the Premises. Tenant shall neither use nor occupy the Premises or any part thereof for any unlawful, disreputable, or ultrahazardous business purpose nor operate or conduct its business in a manner constituting a nuisance of any kind. Tenant shall immediately, on discovery of any unlawful, disreputable, or ultrahazardous use, take action to halt such activity. Tenant shall promptly notify Landlord of any change in Tenant's trade name used with respect to the Premises. If the Premises is materially altered

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in connection with any change in the Primary Intended Use, Landlord shall have the right to require the removal of any alterations and/or the restoration of the Premises to substantially its original condition as of the Effective Date, in which event Tenant shall comply with such requirement prior to the expiration or other termination of the Lease.
(b)    Licenses. Tenant shall keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant. Tenant shall procure all licenses and permits required by Tenant to conduct its business and shall keep in effect all accreditations, including, but not limited to, Joint Commission accreditations which may be necessary to conduct its business. Landlord shall cooperate with Tenant in order for Tenant to obtain any such licenses or permits.
10.    Subordination and Estoppel Certificates.
(a)    Subordination. This Lease is expressly made subject to and is subordinate to all current or future mortgages and liens upon the Premises or any part thereof by Landlord or its successors, including purchasers or transferees, and any and all renewals, modifications, and extensions thereof. It is specifically understood and agreed by the parties hereto that this Lease and all rights, privileges, and benefits hereunder are and shall be at all times subject to and subordinate to the lien of any and all mortgages and the accompanying documents executed by Landlord on behalf of the Premises. The foregoing subordination shall be self-operative and no further instruments of subordination shall be necessary; provided, however, that Tenant shall, upon the request of the holder or proposed holder of a deed of trust, mortgage or other lien or security interest encumbering Landlord's interest in the Premises (a "Mortgagee"), execute and deliver a subordination, non-disturbance and attornment agreement subordinating Tenant's interest hereunder or Tenant's leasehold interest in the Premises to any such deed of trust, mortgage or other lien or security interest in confirmation and furtherance of and in addition to the foregoing subordination provisions of this Section 10 and containing the following: (i) the agreement of Tenant that Tenant shall attorn to and recognize such Mortgagee (or the purchaser) upon a foreclosure sale or sale under a power of sale contained in such Mortgagee's deed of trust, mortgage or other lien or security interest encumbering Landlord's interest in the Premises, or a conveyance by a deed-in-lieu of foreclosure, as the case may be, as Landlord under this Lease for the balance of the Term, subject to all of the terms and provisions of this Lease; and (ii) the agreement of such Mortgagee that, so long as no Event of Default by Tenant exists hereunder (beyond any period given Tenant to cure such default), this Lease and the leasehold estate hereby created shall not be extinguished or terminated, and the rights hereunder of Tenant will not be disturbed, by any such foreclosure sale, sale under a power of sale, or conveyance by a deed-in-lieu of foreclosure, as the case may be, under such Mortgagee's deed of trust, mortgage or other lien or security interest encumbering Landlord's interest in the Premises. Notwithstanding any provision in this Lease to the contrary, Tenant's obligation to execute a subordination agreement is subject to the terms and conditions set forth in

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Paragraph 3 of Addendum 1 hereto. IN THE EVENT THAT, AT THE EFFECTIVE DATE OF THIS LEASE, THERE EXISTS ANY UNRELEASED MORTGAGE OR FINANCING LIEN UPON THE PREMISES OR ANY PART THEREOF, THEN AS A PREREQUISITE TO TENANT'S EXECUTION OF THIS LEASE, THE LANDLORD SHALL CAUSE THE HOLDER OF EACH SUCH MORTGAGE OR FINANCING LIEN TO PROVIDE TO TENANT A PROPOSED SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (EACH AN "SNDA"), INCLUDING TERMS AND CONDITIONS REASONABLY ACCEPTABLE TO TENANT, LANDLORD, AND THE HOLDER OF SUCH MORTGAGE OR FINANCING LIEN, FOR TENANT'S CONSIDERATION AND SIGNATURE, SUBJECT TO THE PROVISIONS IN PARAGRAPH 3 OF ADDENDUM 1 HERETO; PROVIDED THAT ANY AND EACH SNDA SHALL BE DATED AND EXECUTED ON BEHALF OF TENANT, LANDLORD, AND THE HOLDER OF SUCH MORTGAGE OR FINANCING LIEN SIMULTANEOUSLY WITH THE EXECUTION OF THIS LEASE.
(b)    Estoppel Certificate. Tenant agrees that at any time, and from time to time at reasonable intervals, within fifteen (15) Business Days after receipt of written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord or an assignee, purchaser or lender designated by Landlord, a writing ratifying this Lease and certifying (to the actual knowledge of the Executive Director of Real Estate of The University of Texas System, or other authorized officer of Tenant with appropriate knowledge related to the Premises, without duty to investigate, as of the date thereof and to the extent that they are accurate) the following, among other things:
(i)    that Tenant has entered into occupancy of the Premises and the date of such entry, if such is the case;
(ii)    that this Lease is in full force and effect, and has not been assigned, modified, supplemented or amended in any way (or if there has been an assignment, modification, supplement or amendment, identifying the same);
(iii)    that this Lease represents the entire agreement between Landlord and Tenant concerning the leasehold of the Premises;
(iv)    the date of the commencement and expiration of the lease term;
(v)    that all conditions under this Lease to be performed by Landlord have been satisfied (or specifying those conditions unsatisfied); and
(vi)    that no default exists in the performance or observance of any term, covenant or condition of this Lease and that there are no defenses or offsets in connection therewith (or specifying any claimed default or defense).

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Tenant shall also certify such other factual matters as Landlord shall reasonably request, to the extent such matters are accurate. In the event that Tenant should fail to execute such estoppel certificate as requested, Tenant shall be in default of this Lease. Tenant shall have ten (10) days to cure such default.
11.    Maintenance and Repair.
(a)    Landlord Warranty and Repair. Landlord warrants that to the best of Landlord's knowledge, except as disclosed to or otherwise known by Tenant, at the inception of this Lease no material latent defects affecting the roof structure, foundations, structural elements, or the exterior vertical building envelope of the improvements exist that are vital to the use of the Premises for the Primary Intended Use. Landlord shall, at all times during the Lease be responsible for repairing or restoring any such defects at Landlord's cost and expense.
(b)    Landlord Failure to Repair. If Landlord fails to make any repairs or perform any obligation imposed upon it pursuant to Section 11(a) above within thirty (30) calendar days after receipt of written notice from Tenant of such failure, or, provided that such failure is of a nature requiring more than thirty (30) days to repair using reasonable diligence, fails to promptly commence such repair within such 30-day period and thereafter diligently prosecutes to completion, then in such event Tenant may, at its option, enter the Premises and do and perform the things specified in said notice, without liability on the part of Tenant for any loss or damage resulting from any such action by Tenant (unless such loss or damage is caused by Tenant's negligence or willful misconduct), and Landlord agrees to pay upon written demand any actual reasonable cost or expense incurred by Tenant in taking such action. Notwithstanding the foregoing, in the event of an emergency which would affect the health, safety and welfare of the public or result in material damage to the Premises which is the obligation of Landlord to repair pursuant to Section 11(a) above, Tenant, at its option, may make such emergency repairs to the Premises as Tenant deems reasonably necessary to protect the public or the Premises; and in such an event, Landlord agrees to pay upon written demand any actual reasonable cost or expense incurred by Tenant in effecting such emergency repairs.
(a)    Tenant Maintenance and Repair. Other than the responsibilities of Landlord pursuant to Section 11(a) above, Tenant shall, at all times during the Lease and at its own cost and expense, maintain the Premises including the heating, plumbing and electrical systems, the roof structure, the exterior walls of the improvements (including the curtain wall system, windows, glass, plate glass, doors, and front entries of the Premises), and the foundation of the improvements, and keep them in good condition and repair and shall use all reasonable precautions to prevent waste, damage, or injury to the Premises. For the purposes of this Lease, the term "exterior walls" will include the complete exterior envelope of the improvements, including without limitation the curtain wall system and all related enclosure and attachment systems. Tenant shall provide for

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its own janitorial, lawn maintenance and pest control services. Any repairs or replacements to the Premises shall be Landlord's property upon installation and may not be removed by Tenant. Tenant's work, repairs and replacements shall be performed and installed free and clear of liens and encumbrances. Tenant shall promptly replace any glass which may be broken or damaged with glass of like kind or quality. Tenant shall surrender the Premises at the expiration of the Term or Renewal Term or at earlier termination, as applicable, in substantially the same condition as when received, with ordinary wear and tear and loss by casualty excepted. In the event that any repairs or replacements by Tenant (a) require that a building permit or other governmental authorization be obtained and (b) have an estimated cost exceeding Two Hundred and Fifty Thousand Dollars ($250,000.00) in construction cost excluding equipment and fixtures, then the provisions in Section 12 that govern the requirements for Alterations shall govern the repairs and replacements, including, but not limited to, the provisions requiring Tenant to provide Landlord with plans and specifications for the improvements and making certain that the plans and specifications comply fully with all applicable laws, governmental regulations and building codes. Tenant will ensure that its repairs, replacements, and modifications to the Premises are compliant with applicable building and life safety codes, and agrees that all such undertakings will (i) not exceed the electrical wiring capacity standards; (ii) will not install any additional electrical wiring or plumbing in excess of the capacity of such systems, except in compliance with the provisions in Section 12(b) hereof; (iii) any such installation shall be at Tenant's sole cost and expense. In case Tenant requests such consent, Landlord~~'~~s consent will not be unreasonably withheld, conditioned, or delayed, and will in any case be provided to Tenant no later than fifteen (15) Business Days after Tenant's written request. If Landlord fails to approve or disapprove such repairs, replacements or modifications within such 15-Business Day period, Landlord's consent and approval will be deemed to have been given. Tenant will repair with reasonable promptness at its own expense, any damage to the Premises caused by bringing into the Premises any property for Tenant's use, or by the installation, use or removal of such property, regardless of fault or by whom such damage shall be caused except to the extent caused by the negligence or willful conduct of Landlord, its agents, employees or contractors.
(b)    Tenant's Failure to Maintain and Repair. In the event Tenant, after written notice from Landlord, shall not proceed with reasonable promptness to make any repairs or perform any obligation imposed upon it by this Lease, then in such event Landlord may, at its option, enter the Premises and do and perform the things specified in said notice, without liability on the part of Landlord for any loss or damage resulting from any such action by Landlord (except to the extent such loss or damage is caused by Landlord's negligence or willful misconduct), and Tenant agrees to pay upon demand any actual reasonable cost or expense incurred by Landlord in taking such action and all such costs and expenses shall be deemed Additional Rent hereunder.
(c)    Maintenance Contracts. Tenant shall at its option and sole cost either (a) contract with a qualified service company that is licensed as required by law, or (b) engage qualified Tenant employees, provided that records of such work are kept by Tenant, for the monthly

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maintenance and the repair and replacement, as necessary, of the plumbing, HVAC electrical or life safety systems (collectively, the "Building Systems"). Tenant shall have the right to use the contractors it selects, so long as Tenant complies with the provisions stated in Section 12 hereof. In addition, Tenant shall keep accurate books and records, including, without limitation, maintenance logs and warranty information as to any and all repairs and replacements that have been performed with respect to the systems, appliances and equipment serving the Premises. Copies of all such maintenance logs and records shall be delivered to Landlord upon Landlord's request.
12.    Cleaning, Alterations and Signs.
(a)    Cleaning Premises. Tenant shall: (i) use, maintain and occupy the Premises in a safe and lawful manner, keep the appurtenances, including adjoining areas and sidewalks, in a clean and safe condition, and promptly clean any debris from said sidewalks and adjoining areas at its own expense, (ii) keep the inside and outside of all glass in the doors and windows of the Premises clean, (iii) maintain the Premises at its own expense in a clean, orderly and sanitary condition, free of insects, rodents, vermin and trash, rubbish and other refuse, (iv) keep refuse in proper containers and arrange for the removal of all refuse from the Premises; (v) maintain all landscaping in good condition; and (vi) not cause or permit objectionable odors to emanate or be dispelled from the Premises.
(b)    Alterations. Tenant shall not (i) make any structural alterations, additions or improvements to the Premises or any part thereof, (ii) alter the Building Systems therein, or (iii) make any other alterations, improvements or additions that do not affect the structure of the Premises or the Building Systems, if the cost of any such work identified in subsections (ii) or (iii) above exceeds Two Hundred and Fifty Thousand Dollars ($250,000.00) in construction cost (excluding equipment and fixtures) for any one such project or series of related projects within any twelve (12) month period (collectively, "Alterations"), without obtaining Landlord's prior written consent in each instance. In case Tenant requests such consent for Alterations, Landlord's consent will not be unreasonably withheld, conditioned, or delayed, and will in any case be provided to Tenant no later than fifteen (15) Business Days after Tenant's written request. If Landlord fails to approve or disapprove such Alterations within such 15-Business Day period, Landlord's consent and approval will be deemed to have been given. Alterations made by Tenant shall immediately become the property of Landlord and shall remain upon the Premises in the absence of an agreement to the contrary, provided, however, that Landlord shall have the right to require the restoration of the Premises to its original condition, in which event Tenant shall comply with such requirement prior to the expiration or other termination of the Lease. If Landlord consents to any Alterations, at the time Landlord provides its written consent to such Alterations, Landlord shall specify in such approval whether Landlord will or will not require the restoration of the Premises to its condition prior to such Alterations. Tenant shall have the right to install on the Premises such

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equipment, trade fixtures, and machinery as is reasonably necessary for Tenant to conduct business for the Primary Intended Use specified in Section 9 of this Lease.
(c)    Requirements for Alterations. Any and all alterations made to the Premises by Tenant hereunder shall be made at Tenant's sole cost and expense. Any alterations made to the Premises by Tenant hereunder shall be subject to the following requirements (and any other reasonable condition or requirement that Landlord deems necessary or desirable to ensure that any alterations made to the Premises conform in Landlord's reasonable opinion to the general quality and nature of the existing improvements):
(i)    All alterations must be constructed in a first class, workmanlike manner, in compliance with the terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy, and consistent with the existing construction.
(ii)    No alteration in exterior or structural design or exterior decor of the building on the Premises shall be made unless and until approved in writing by Landlord.
(iii)    The plans and specifications for the alterations must fully comply with all applicable laws, governmental regulations and building codes.
(iv)    At least sixty (60) days before the planned start of construction of Alterations for which Landlord consent is required under Section 12(b), Tenant will deliver to Landlord a complete set of plans and specifications for the proposed Alterations, as applicable, for Landlord's approval. In case Tenant requests such approval, Landlord's consent will not be unreasonably withheld, conditioned, or delayed, and will in any case be provided to Tenant no later than fifteen (15) Business Days after Tenant delivers the plans and specifications. If Landlord fails to approve or disapprove such plans and specifications within such 15-Business Day period, Landlord's consent and will be deemed to have been given. For any alterations that do not require Landlord consent, but that require a permit from any governmental authority, Tenant shall notify Landlord of such alterations in writing via email prior to commencing construction thereof, which notice must include a description of the scope of work to be performed, and the estimated cost and completion schedule of such work.
(v)    Tenant shall obtain, or require the contractor to furnish, in connection with all construction work for alterations, Builder's Risk insurance for the full estimated value of the proposed improvements and worker's compensation insurance in amounts required by law.
(vi)    Tenant shall obtain or require its contractor for Alterations for which Landlord consent is required under Section 12(b), to furnish a payment and performance bond or such other security as Landlord may reasonably require in connection with such work.

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(vii)    All contractors for Alterations for which Landlord consent is required under Section 12(b), shall be subject to the reasonable approval of Landlord.
(d)    Signage. Tenant shall have the right to place, suffer to be placed, or maintain any sign, billboard, marquee, awning, decoration, placard, lettering, or advertising on the exterior of the Premises or on the glass or any window or door of the Premises, as determined by Tenant in its reasonable discretion. Tenant agrees that any sign, billboard, marquee, awning, decoration, placard, lettering or advertising matter or other such Tenant installation of any kind shall be in compliance with all applicable laws and regulations and shall be maintained by Tenant in good condition and repair at all times. If any such sign is installed, (i) Tenant shall pay any and all taxes relating thereto and all illumination costs thereof, if any, (ii) Tenant shall obtain all necessary permits or approvals for such sign, at Tenant's sole cost and expense, and (iii) such sign shall only be permitted for Tenant's use and Tenant shall not have the right to sell, lease or rent such sign to any third party.
(e)    Compliance With Law. Tenant shall comply with all laws, rules, regulations, orders, directions and requirements of all governmental departments, bodies, bureaus, agencies and officers, and with all reasonable rules, directions, requirements and recommendations of the local board of fire underwriters and other fire insurance rating organizations for the area in which the Premises are situated, pertaining to the Premises or the use and occupancy thereof ("Applicable Laws"). If Tenant proposes to undertake alterations or improvements to the Premises, which would trigger a requirement under the Americans With Disabilities Act or comparable state or local laws or regulations (the "Disabilities Laws") to conduct additional improvements, alterations or other changes to the Premises in order for the Premises to be in compliance with the Disabilities Laws, Tenant, at its sole expense, shall make such improvements, alterations or changes to the Premises. In the event Tenant shall fail or neglect to comply with any of the aforesaid laws, rules, regulations, orders, directions or requirements, Landlord or its agents may enter the Premises and take all such action and do all such work in or to said Premises as may be necessary in order to comply with-such laws, rules, regulations, and Tenant shall reimburse Landlord promptly upon demand for the actual expense incurred by Landlord in taking such action and performing such work. Tenant shall not do or suffer to be done, or keep or suffer to be kept anything in, upon or about the Premises which will contravene Landlord's policies insuring against loss or damage by fire or other hazards, including, but not limited to, public liability, or which will prevent Landlord from procuring such policies in companies reasonably acceptable to Landlord; and if anything done, omitted to be done or suffered to be done by Tenant, or kept, or suffered by Tenant to be kept in, upon or about the Premises shall cause the cost of fire or other insurance on the Premises, in companies reasonably acceptable to Landlord, to be increased beyond the minimum from time to time applicable to the Premises for use for the purposes permitted under this Lease, or applicable to such other property of Landlord for the use or uses made thereof, Tenant will pay the amount of such increase promptly upon Landlord's demand.

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(f)    No Liens. Landlord's interest in the Premises shall not be subject to liens for improvements made by Tenant and Tenant shall have no power or authority to create any lien or permit any lien to attach to Tenant's leasehold or to the estate, reversion or other estate of Landlord in the Premises or any improvements of which the Premises are a part. All contractors, artisans, mechanics and laborers and other persons supplying materials or labor or contracting with Tenant with respect to the Premises or any part thereof, or any party entitled to claim a lien under the laws of the state where the Premises are located (whether same shall proceed in law or in equity) are hereby charged with notice that they shall look solely to Tenant to secure payment of any amounts due for work done or material furnished to Tenant relating to the Premises, or for any other purpose during the term of this Lease.
To the extent authorized by the Constitution and laws of the State of Texas, Tenant shall indemnify Landlord against any loss or expenses incurred as a result of the assertion of any such lien, and Tenant covenants and agrees to transfer any claimed or asserted lien to a bond or such other security as may be permitted by law within ten (10) days of the assertion of any such lien or claim of lien. In the event Tenant fails to transfer such lien to bond or other security within such ten (10) day period then, in addition to its other remedies specified in this Lease, Landlord shall have the right to discharge the lien or to transfer the lien claimed to bond or other security permitted by law and in any such event Tenant shall pay all costs so incurred by Landlord immediately upon demand therefor. Tenant shall advise all persons furnishing designs, labor, materials or services to the Premises in connection with Tenant's improvement(s) thereof of the provisions of this section.
(g)    Tenant Improvement Allowance. Landlord shall provide Tenant with an allowance of Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00) to be used in connection with alterations and improvements of the Premises to be performed by Tenant, including, without limitation, the buildout of the ninth floor of the Premises and other upgrades to the Premises (collectively, "Tenant's Work"), all in accordance with this Section 12. Any delay caused by Tenant in connection with the completion of the Tenant's Work shall in no event delay the Lease Commencement Date or the payment of Fixed Rent or Additional Rent. So long as Tenant is not in default under the Lease, Landlord, as its sole monetary obligation with respect to the Tenant's Work, shall pay an amount (the "Tenant Improvement Allowance") not to exceed Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00), which shall be payable to Tenant in periodic draws, not more often than once per quarter, within ten (15) Business Days after Landlord's receipt of a draw request from Tenant, in form and substance reasonably satisfactory to Landlord, setting forth the amount of the Tenant Improvement Allowance requested, together with such schedules, affidavits, releases, waivers, statements, invoices for costs, bills, and other documents, certificates and information as may be reasonably required by Landlord, including, without limitation: (i) a Contractor's Affidavit of Payment of Debts and Claims (with an attachment list of subcontractors) (AIA Document G706) and other evidence satisfactory to Landlord that all applicable bills have been paid to Tenant's contractors, subcontractors and professionals; and (ii) a

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Contractor's Affidavit of Release of Liens (AIA Document G706A), together with appropriate lien waivers from the contractor and all subcontractors; provided however that Tenant will have the right at its option to submit reasonably comparable substitute documents, as used and approved by The University of Texas System, in place of the named AIA Document G706 and AIA Document G706A, but in any event all such lien waivers must comply with the requirements set forth in Sections 53.281 – 53.284 of the Texas Property Code. Notwithstanding anything to the contrary set forth in the Lease, it is hereby agreed that the Tenant Improvement Allowance shall in no event be utilized towards payment of any Fixed Rent, Additional Rent or other obligations of Tenant under the Lease, or as any other form of rent concessions or rent credits; provided, further, that if the entire Tenant Improvement Allowance is not required by Tenant for Tenant's Work, then any unused portions of such Tenant Improvement Allowance shall represent a savings to Landlord and shall not be used or usable by or disbursable to Tenant for any other purpose or use. Tenant and/or its contractors and subcontractors shall coordinate any and all construction activities contemplated herein with Landlord's construction coordinator, and all such construction activities shall be subject to a construction management fee payable by Tenant to Landlord in an amount equal to the sum of (a) one percent (1.0%) of the total cost of Tenant Work, up to but not exceeding the amount of the Tenant Improvement Allowance; plus (b) one-half of one percent (0.5%) of the total cost of Tenant's Work that exceeds the amount of the Tenant Improvement Allowance (collectively, the "Construction Management Fee"). The Construction Management Fee will be paid by Tenant to Landlord with the funding of the Tenant Improvement Allowance on a pari passu basis, which fee shall be deducted from the Tenant Improvement Allowance. The Tenant Improvement Allowance shall remain available to be used by Tenant through October 1, 2022 (the "Tenant Improvement Allowance Expiration Date"); provided, however, upon Tenant's request, the Allowance Expiration Date may be extended by up to six (6) months with Landlord's consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Any portion of the Tenant Improvement Allowance remaining unused after the Tenant Improvement Allowance Expiration Date shall be retained by Landlord and Tenant shall have no further right to such remaining Tenant Improvement Allowance.
13.    Insurance.
(a)    Tenant's Insurance. Landlord acknowledges that Tenant is an agency of the State of Texas and has only such authority to obtain insurance for third parties as is granted to Tenant by state law or as may be reasonably implied by such law. Tenant shall have no obligation under this Agreement to obtain policies of insurance and shall have the right, in Tenant's sole discretion, to determine whether Tenant will maintain policies of insurance, operate programs of self-insurance, or utilize any other program of risk-protection in connection with Tenant's operations. Landlord acknowledges that because Tenant is an agency of the State of Texas, liability for the tortious conduct of the agents and employees of Tenant (other than the medical liability of medical staff physicians) or for injuries caused by conditions of tangible state property is provided for solely by the provisions of the Texas Tort Claims Act, Texas Civil Practice and Remedies Code,

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Chapter 101, as amended from time to time. Tenant acknowledges that Landlord has agreed to an exceptional arrangement with respect to insurance coverage under this Lease, in consequence of Tenant's status as an agency of the State of Texas. Tenant further acknowledges that, in the event that Tenant requests consent to assign or sublet the Premises or any portion thereof to any entity that is not a Governmental Entity, then a resulting Lease or sublease may be modified in accordance with Section 24(g) of this Lease.
Throughout the Term of this Lease, Tenant, at its expense, shall obtain and keep in full force and effect (a) insurance to keep the buildings and any other permanent improvements located on the Premises insured under a "causes of loss - special form" policy of fire and property damage insurance including other such perils as Tenant may deem appropriate (i.e. windstorm, flood, earthquake, ordinance & law, etc.), with replacement cost coverage endorsement and in an amount reasonably estimated by Tenant (and accepted by its insurer for purposes of deleting any co-insurance clause) as the full replacement cost of all insurable improvements and fixtures above the foundation. Coverage for perils of earthquake, flood, terrorism, and named storm may be sub-limited at Tenant's discretion. Commercial insurance policies shall include Landlord as a loss payee as its interests may appear; (b) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of "all risk" (a/k/a "special form") property insurance policies including wind/named storm, and if necessary, flood, ordinance or law and equipment breakdown, to Tenant's personal property and Tenant's Work for the full insurable replacement cost thereof and on a replacement cost basis or form of policy with either No Coinsurance or an Agreed Amount endorsement; (c)Workers compensation insurance coverage for employees of Tenant will be provided by Tenant as mandated by the provisions of Texas Labor Code, Chapter 503, as amended from time to time; (d) extra expenses and business interruption insurance with limits of not less $50,000.00; (e) automobile liability insurance on a primary and noncontributory basis for owned, non-owned and hired automobiles used in the operation of Tenant's business with limits of liability of not less than $600,000.00 combined single limit for bodily injury and property damage. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers reasonably acceptable to Landlord and Landlord's Mortgagee and admitted to do business in the State of Texas, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a Best's "Rating" of "A-" and a "Financial Size Category" of at least "VII" or if such ratings are not then in effect, the equivalent thereof and have no deductibles greater than per occurrence deductibles equal to $50,000; except for property insurance and other self-insured programs. For any commercial insurance policies procured by Tenant under this Section 13, Tenant agrees to deliver to Landlord, upon request, at least ten (10) days prior to the date any such insurance must be in effect (including any renewal), a certificate or certificates thereof (on, as applicable, ACORD 25 and ACORD 27 forms or their equivalent), along with the required endorsements and evidence that the premiums therefor have been paid for at least the next ensuing

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quarter-annual period; and (iv) to provide certified copies of all policies to Landlord and Landlord's mortgagee on request.
(b)    Landlord's Insurance. Throughout the Term of this Lease, Landlord shall (i) carry Loss of Rents insurance to cover not less than eighteen (18) months with a six (6) month extended period of indemnity; carry Commercial General Liability insurance with $1,000,000 per occurrence and $2,000,000 aggregate limits with no deductible or self-insured retention and $10,000,000 umbrella coverage; (iii) Pollution Legal Liability insurance excess of any insurance carried by Tenant if applicable; and (vi) such other insurance coverages that are required by Landlord's mortgagee, if any. Any Loss of Rents proceeds paid under insurance policies maintained by Landlord shall be paid to Landlord or Landlord's mortgagee. Tenant shall reimburse Landlord for the amount of the premiums paid by Landlord for the foregoing, including without limitation fees to agents and administrative fees in connection with such insurance, attributable to the Term of this Lease.
(c)    Waiver of Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers (if any) in the event of a loss to the extent that such coverage is agreed to be provided hereunder, REGARDLESS OF THE FAULT OR NEGLIGENCE (SOLE, PARTIAL, CONCURRENT OR OTHERWISE) OF THE PARTY BEING RELEASED. To the extent authorized by the Constitution and laws of the State of Texas, the parties each hereby waive all rights and claims against each other and against Landlord's mortgagee for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder and shall not waive the liability of Tenant in respect to any loss to Landlord that Tenant is required to insure against hereunder but that Tenant failed to insure against or failed to insure against to the extent required. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder.
14.    Inspection and Access. Subject to Tenant's obligations under Section 30, Tenant shall permit Landlord and its authorized agents, employees and contractors, upon twenty-four (24) hours prior notice, except in the case of an emergency, to (i) inspect the Premises thereto and (ii) exhibit the same to prospective purchasers and lenders, and during the last six (6) months of the Term, to prospective lessees or managers, in each instance between the hours of 8:00 a.m. and 5:00 p.m. central standard time and subject to any reasonable security, health, safety or confidentiality requirements of Tenant or any legal requirement or insurance requirement. For the period of six (6) months prior to the expiration of the Term of this Lease, provided that Tenant has not exercised its option to renew the Lease, Landlord shall have the right to display on the exterior of the Premises a sign indicating that the Premises are available for rent. In addition, during the last twelve (12)

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months of the Term Landlord shall have a right to display on the exterior of the Premises a sign indicating that the Premises are for sale or lease. In addition to the foregoing rights of inspection and access, during each Lease Year, Landlord and its agents shall have the right and the option to inspect the Premises, including all mechanical systems contained therein at reasonable times to determine Tenant's compliance with its obligations under this Lease.
15.    Expiration of Term.
(a)    Surrender of Premises. Upon the expiration or earlier termination of this Lease, Tenant will quit and surrender the Premises without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate the Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of the Premises from Tenant holding over to the same extent as if statutory notice had been given. Tenant will quit and surrender the Premises in as good a state and condition as they were when entered into, reasonable use and wear thereof and damage by casualty or condemnation excepted. All alterations, additions, erections or improvements in or upon the Premises at the expiration or early termination of this Lease, except which Landlord elects to retain, shall be removed by Tenant at Tenant's sole cost and expense and Tenant shall repair all damage caused by such removal and return the Premises to the condition in which they were prior to the installation of the articles so removed. Any alterations, additions, erections or improvements which are wanted by Landlord shall remain as part of the Premises and shall be surrendered with the Premises at the expiration or early termination of this Lease.
(b)    Holdover. In the event that Tenant remains in possession of the Premises after the expiration of this Lease without the written permission of Landlord, and without the execution of a new lease, Tenant shall be deemed occupying the Premises as a month-to-month tenant only, at a rental rate equal to (i) one hundred twenty-five percent (125%) of the Fixed Rent in effect upon the date of such expiration, plus (ii) the Additional Rent, subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to such tenancy. Acceptance by Landlord of Fixed Rent or Additional Rent after such expiration shall not constitute a renewal of this Lease or permit Tenant to continue such holdover. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, to the extent authorized by the Constitution and laws of the State of Texas, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including, without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender.

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16.    Casualty.
(a)    Destruction of Premises. If the Premises shall be damaged or destroyed by fire or other casualty of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (collectively, a "Casualty"), Tenant shall give Landlord immediate written notice thereof and, at Tenant's sole cost and expense, Tenant shall promptly and diligently proceed to adjust the loss with its insurance companies and arrange for the disbursement of insurance proceeds, and repair, rebuild or replace such Premises, so as to restore the Premises to the condition in which they were immediately prior to such damage or destruction. Landlord and Tenant shall reasonably cooperate and consult with each other in all matters pertaining to the settlement or adjustment of any and all insurance claims for a loss due to a Casualty. All insurance proceeds (together with the amount of the applicable deductibles) paid on account of damage or destruction under the policies of insurance (or from self-insurance) provided for herein shall be paid to Tenant to be applied in accordance with the terms of this Section 16, and then the proceeds shall be applied by Tenant to such restoration, and any excess proceeds may be retained by Tenant. In the event a Casualty occurs, and Tenant shall fail to complete the repair, replacement or restoration of the Premises by the Restoration Deadline (excepting any periods of delay occasioned by Force Majeure), then Landlord shall have the right to perform such repair, replacement or restoration of the Premises on behalf of Tenant, and Tenant shall deliver to Landlord (or Landlord's Mortgagee, if required by such Mortgagee) the remainder of the insurance proceeds held by Tenant as received from claims based on that Casualty (including the amount of any unpaid deductible related to such claim and, if applicable, the amount of any uninsured claim), and Landlord or such Mortgagee shall be entitled to receive all undisbursed insurance proceeds related thereto; provided that such Mortgagee (or Landlord) shall use such proceeds for completion of the repair, replacement, or restoration of the Premises, as required above in this Section 16(a). "Restoration Deadline" shall mean the later of (i) twenty-four (24) months after the date of the Casualty, or (ii) the estimated date of completion of the repair, replacement or restoration of the Premises pursuant to Tenant's completion schedule, as reasonably approved by Landlord, in each case subject to extension for so long as Tenant is diligently and continuously pursuing the completion of the repair, replacement or restoration of the Premises. In the event that Landlord seeks a deed of trust, mortgage or other lien or security interest encumbering Landlord's interest in the Premises, Tenant agrees to cooperate with Landlord to make reasonable modifications in this Lease to provide for notices to and reasonable and customary accommodations for any such Mortgagee.
Whenever Tenant shall be required to carry out any work or repair and restoration pursuant to this Section 16, Tenant, prior to the commencement of such work, shall deliver to Landlord for Landlord's prior approval (which shall not be unreasonably withheld, conditioned or delayed) a list of the architects and general contractor(s) who will perform the work and a full set of the plans and specifications therefor, together with a copy of all approvals and permits which shall be required by any governmental jurisdiction to which the Premises is subject. After completion

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of a repair or restoration which in the aggregate costs in excess of One Hundred Thousand and No/100 Dollars ($100,000.00), Tenant shall, as soon as reasonably possible, obtain and deliver to Landlord a certificate of substantial completion from the inspecting architect and a permanent certificate of occupancy (or amended certificate of occupancy), if required by applicable laws, issued by the appropriate authority with respect to the use of the Premises, as thus repaired and restored. Any such work or repair and restoration, in all cases, shall be carried out by Tenant in a good and workmanlike manner with materials at least equal in quality to the original materials used therefor prior to the damage or destruction.
In the event of any Casualty (whether or not insured against) resulting in damage to the Premises or any part thereof, the Term shall nevertheless continue and rents under this Lease shall be abated proportionately only to the extent the Premises is untenantable.
In the event that (a) the Premises are destroyed or so damaged by a Casualty insured under any insurance coverage maintained by Tenant pursuant to this Lease, so as to render more than seventy-five percent (75%) of the space in the Premises untenantable, or (b) the Premises are destroyed or materially damaged by a Casualty insured under any insurance coverage maintained by Tenant pursuant to this Lease during the last thirty-six (36) months of the Lease Term, then, and in any of such cases, Tenant may at its election, exercisable by written notice to Landlord within sixty (60) days after such destruction or damage, terminate this Lease as of the date designated in such notice, which designated date shall be not less than fifteen (15) days nor more than thirty (30) days after the date of such notice. Anything herein to the contrary notwithstanding, Tenant's right to terminate the Lease shall be conditioned upon the delivery to Landlord of any insurance proceeds received by Tenant resulting from claims for damage to the Premises (but not Tenant's personal property) related to such Casualty under any insurance coverages maintained by Tenant.
17.    Condemnation. If the whole of the Premises shall be taken for any public or quasi-public use under any statute by right of eminent domain, or if any part of the Premises is so taken and the part not so taken is insufficient for the operation of Tenant's business, this Lease and the term granted by it shall cease and expire as respects the entire Premises on the date when possession shall be given by Tenant. All rents and other charges shall be prorated and paid to that date, and Landlord shall refund to Tenant all rents and other charges paid by Tenant in respect of any periods subsequent to such date. Landlord shall be entitled to all proceeds of any condemnation; provided, however, that this provision shall not prohibit Tenant from prosecuting by separate action against the condemning authority any claim it may have for business damages, provided that the prosecution of such claim by Tenant does not reduce the award to Landlord.
18.    Default.
(a)    Events of Default. Any of the following events shall be deemed to be an event of default by Tenant under this Lease ("Event of Default"):

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(i)    Tenant shall fail to pay any installment of Fixed Rent or Additional Rent when it is due and the failure is not cured by Tenant within a period of three (3) Business Days.
(ii)    Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than as described in Section 18(a)(i), or Section 18(a)(iii) - (xx), and Tenant shall not cure such failure within thirty (30) days, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure will not be an Event of Default if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within ninety (90) days and Tenant reimburses Landlord for Landlord's reasonable out-of-pocket expenses resulting from Tenant's failure to comply with said provision, covenant or warranty.
(iii)    Tenant shall become insolvent, or shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors, or Tenant shall suspend or discontinue its business operations or generally fail to pay its debts as they mature.
(iv)    Tenant shall file a petition under any chapter of the federal bankruptcy act, as amended, or under any similar law or statute of the United States or any state.
(v)    There shall be filed against Tenant an involuntary petition in bankruptcy or insolvency or a similar proceeding, and such filing or proceeding shall not be dismissed within ninety (90) days.
(vi)    A receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or substantially all of the assets of Tenant.
(vii)    Tenant vacates or abandons the Premises (it being expressly agreed that Tenant's failure to occupy the Premises for thirty (30) consecutive days without Landlord's prior approval shall be deemed an abandonment or vacation of the Premises; except when Tenant's failure to occupy the Premises occurs due to (A) an event identified in Section 31 as "Force Majeure," in which case the time period for resuming occupancy shall be extended by a period of time equal to the period of the delay caused by occurrence of Force Majeure; (B) any state, governmental or regulatory agency's failure to timely issue any of the initial license(s) or health care permits required to operate the Premises for the Primary Intended Use, through no fault of Tenant; or (C) any renovations of the Premises performed in accordance with Section 12 above, or any restoration of the Premises as a result of any casualty or condemnation).
(viii)    Tenant's interest under this Lease being sold under execution or other legal process.
(ix)    Tenant's interest under this Lease being modified or altered by any unauthorized assignment or subletting.

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(x)    Tenant's failure to take occupancy of the Premises when same is tendered by Landlord to Tenant, unless Rent has been prepaid to cover the applicable period of non-occupancy.
(xi)    Intentionally Deleted.
(xii)    Intentionally Deleted.
(xiii)    Tenant's failure to provide financial statements to Landlord in accordance with Section 29.
(xiv)    Tenant shall not sell, transfer or otherwise dispose of any of its assets exceeding twenty percent (20%) of its existing assets without the consent of Landlord which consent may be withheld in Landlord's sole discretion; except to the extent that such sale, transfer or disposition is mandated by duly constituted authority of the State of Texas.
(xv)    Intentionally Deleted.
(xvi)    Tenant fails to take all reasonable action necessary to become accredited by all accrediting organizations that may be required for Tenant's healthcare activities, including without limitation, the Joint Commission or other accrediting organization, and to maintain such accreditation.
(xvii)    Tenant fails to maintain all licenses and approvals necessary in order to operate the Premises for the Primary Intended Use.
(xviii)    Tenant fails to cure or abate any violation occurring during the Term that is claimed by a governmental authority of any law, order, ordinance, rule or regulation pertaining to the operation of the Premises, and within the time permitted by such authority for such cure or abatement.
(xix)    Tenant fails to maintain an "A" credit rating or higher during the Term of this Lease, as rated by Moody's or the equivalent rating by another nationally recognized rating agency.
(b)    Remedies for Tenant Default. In the event of the occurrence of any of the events described in Section 18(a), Landlord, at its election, may exercise one or more of the following options, the exercise of any of which shall not be deemed to preclude the exercise of any others herein listed or otherwise provided by statute or general law at the same time or at subsequent times or actions:
(i)    terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date specified in such notice, to the extent permitted

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by law, and all rights of Tenant under this Lease shall expire and terminate as of such date. Tenant shall remain liable for all obligations under this Lease up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice to the extent permitted by law; and if Tenant fails to so surrender, Landlord shall have the right, without notice, to enter upon and take possession of the Premises and to expel and remove Tenant and its effects without being liable for prosecution or any claim of damages therefor;
(ii)    terminate this Lease as provided in the immediately preceding subsection and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including without limitation, the then present value (discounted at a rate equal to the then issued treasury bill having a maturity approximately equal to the remaining Term of this Lease had such default not occurred) of (i) the total Fixed Rent which would have been payable hereunder by Tenant for the period beginning with the day following the date of such termination and ending with the Expiration Date of the Term as originally scheduled hereunder, minus (ii) the aggregate reasonable rental value of the Premises for the same period (as determined by a real estate broker selected by Landlord, which broker must (a) be licensed in the state where the Premises is located, (b) have at least ten (10) years' experience immediately prior to the date in question in evaluating hospital space, and (c) be from a nationally recognized brokerage firm with experience in hospital transactions of similar size and nature to the subject Premises, and taking into account all relevant factors including, without limitation, the length of the remaining Term, the then current market conditions in the general area, the likelihood of reletting for a period equal to the remainder of the Term, net effective rates then being obtained by landlords for similar type space in similar buildings in the general area, vacancy levels in the general area, current levels of new construction in the general area and how that would affect vacancy and rental rates during the period equal to the remainder of the Term and inflation), plus (iii) the costs of recovering the Premises, and all other reasonable expenses incurred by Landlord due to Tenant's default, including, without limitation, (to the extent authorized by the Constitution and laws of the State of Texas) Attorneys' Fees, plus (iv) the unpaid Rent earned as of the date of termination, plus interest, all of which sum shall be immediately due and payable by Tenant to Landlord;
(iii)    without terminating this Lease, and without notice to Tenant, Landlord may in its own name, but as agent for Tenant enter into and take possession of the Premises and re-let the Premises, or any portion thereof, as agent of Tenant, upon any terms and conditions as Landlord may deem necessary or desirable (Landlord shall have no obligation to attempt to re-let the Premises or any part thereof except to the extent required by applicable law). Upon any such re-letting, all rentals received by Landlord from such re letting shall be applied first to the costs incurred by Landlord in accomplishing any such re-letting, and thereafter shall be applied to the Rent owed by Tenant to Landlord during the remainder of the Term of this Lease and Tenant shall pay any deficiency between the remaining Rent due hereunder and the amount received by such re-letting as and when due hereunder;

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(iv)    allow the Premises to remain unoccupied (so long as Landlord satisfies any duty established by applicable law to mitigate its damages) and collect Rent from Tenant as it becomes due;
(v)    assess a fee of $200.00 per day for every day that an Event of Default (other than an Event of Default under Section 18(a)(i) and Section 18(a)(xix)) remains uncured; or
(vi)    pursue such other remedies as are available at law or in equity.
(c)    Landlord's Option to Cure. If: (i) Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant; or (ii) Tenant defaults in the making of payment to any third party, or doing any act required to be made or done by Tenant for or on behalf of said third party relating to the Premises, then upon at least thirty (30) days' prior written notice (except in the event of an emergency, in which case no prior notice is required), Landlord, without waiving or releasing any obligation or default, may make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the Premises thereto for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor. No such entry will be deemed an eviction of Tenant. All sums so paid by Landlord and all reasonable costs and expenses, including (to the extent authorized by the Constitution and laws of the State of Texas) reasonable attorneys' fees and expenses, so incurred, shall constitute Additional Rent hereunder due and payable with the next monthly installment of Fixed Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.
(d)    No Election. No reentry or retaking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Fixed Rent, Additional Rent or other monies due to Landlord hereunder or of any damages accruing to Landlord by reason of the violations of the terms, provisions and covenants herein contained. Landlord's acceptance of Fixed Rent or Additional Rent or other monies following any event of default hereunder shall not be construed as Landlord's waiver of such event of default. No forbearance by Landlord of action upon any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default. Legal actions to recover for loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession or reletting, including brokerage commissions, and any repairs or remodeling undertaken by Landlord following repossession. The remedies of Landlord are cumulative.

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19.    Landlord Definition. The term "Landlord" as used in this Lease means only the owner of fee simple title of the Premises, or the mortgagee in possession for the time being of the Premises so that in the event of any sale, or other transfer of the Premises, Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder, provided and only to the extent that the purchaser or assignee has assumed and agreed in writing to observe and perform all obligations of Landlord hereunder.
Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of the Lease by Landlord, that Landlord's obligations and liability with respect to this Lease shall be limited solely to Landlord's interest in the building and the Premises, as such interest is constituted from time to time, which interest shall include all proceeds from the sale of the building, insurance awards, and condemnation awards, and neither Landlord nor any partner of Landlord, or any officer, director, shareholder, manager, partner or member, shall have any individual or personal liability whatsoever with respect to this Lease.
20.    Remedies Cumulative. Mention in this Lease of any specific right or remedy shall not preclude Landlord or Tenant from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity including, without limitation Landlord's or Tenant's remedies for default by the other party. The failure of Landlord or Tenant to insist in any one or more instances upon a strict performance of any covenant of the other party under this Lease or to exercise any option or right herein contained shall not be construed as a waiver or relinquishment for the future of any such covenant, right or option, but it shall remain in full force and effect unless the contrary is expressly waived in writing by Landlord or Tenant, as applicable.
21.    Limit on Landlord's Liability and Indemnity.
(a)    Release of Landlord. To the extent authorized by the Constitution and laws of the State of Texas, Tenant agrees to use and occupy the Premises at its own risk, and hereby (for itself and all persons claiming under, by or through Tenant) releases Landlord, its agents, servants, contractors and employees, from any and all claims, costs, fines, losses, suits, actions, liabilities, damages and expense whatsoever (including all Attorneys' Fees, to the extent authorized by the Constitution and laws of the State of Texas ), interest, penalties, causes of action and expenses and demands of every kind resulting from any accident, damage or injury occurring therein, except to the extent due to negligence or willful misconduct of Landlord, its officers, employees, agents or contractors as determined by a court having jurisdiction over such matter. Tenant expressly covenants and agrees that Landlord shall not be responsible or liable to Tenant for any loss of, or damage or injury to, inventory, fixtures, improvements, materials or any other property of Tenant, or for defects in workmanship or for improper design or construction of any alterations or

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improvements approved by Landlord, or for any other loss or damage from any source whatsoever, except to the extent that such injury, loss, or damage is due to negligence or willful misconduct of Landlord, its officers, employees, agents or contractors. Anything in this section to the contrary notwithstanding, Landlord shall have no liability whatsoever for any loss, injury or damages suffered by Tenant to the extent such loss, injury or damage may be covered by applicable insurance policies, nor shall Landlord have any liability whatsoever for consequential damages suffered by Tenant. All personal property which may be upon the Premises during the term hereof shall be at and upon the sole risk and responsibility of Tenant.
(b)    Indemnity by Tenant. To the extent authorized by the Constitution and laws of the State of Texas, Tenant hereby agrees to defend, indemnify, and hold Landlord, Landlord's officers, directors, shareholders, partners, members, trustees, employees, agents, representatives, contractors and Landlord subcontractors and any mortgagee (collectively, the "Landlord Indemnitees") harmless from and against any cost, damage, claim, liability, or expense (including Attorneys' Fees, to the extent authorized by the Constitution and laws of the State of Texas) (collectively, "Claim") incurred by or claimed against Landlord Indemnitees, directly or indirectly, which is occasioned by or results from (i) any default by Tenant under this Lease, (ii) any act, omission, fault, negligence, or misconduct on the part of Tenant, its agents, employees, contractors, invitees, licensees, customers, clients, family members or guests, or any other person entering the Premises under the express or implied invitation of Tenant, or (iii) Tenant's use and occupancy of the Premises or the conduct of Tenant's business, except to the extent that that such Claim is caused by the negligence or willful misconduct of any Landlord Indemnitee. Any amounts which become payable by Tenant under this Section 21 shall be paid within sixty (60) days after liability therefor is determined by litigation or otherwise, and if not timely paid will bear interest at the rate provided in Section 5(e) from the date of such determination to the date of payment. Tenant, at its sole cost and expense, will contest, resist and defend any such Claim asserted or instituted against any Landlord Indemnitee or may compromise or otherwise dispose of the same as Tenant sees fit; provided, however, that any legal counsel selected by Tenant to defend any Landlord Indemnitee must be reasonably satisfactory to such Landlord Indemnitee; subject to the legal obligations of the Attorney General of Texas to defend agencies of the State of Texas and to approve all outside counsel engaged by state agencies. It is expressly understood and agreed that Tenant's liability under this Lease extends to the acts and omissions of any subtenant and any agent, employee, contractor, invitee, licensee, customer, client, family member and guest of any subtenant.
(c)    Survival. The terms and provisions of this Section 21 shall survive termination or expiration of this Lease.
22.    Recording. During the term of this Lease, Tenant and Landlord will promptly, upon written request of either party, enter into a short form memorandum of lease or other notice thereof

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suitable for recording under the laws of the State of Texas for recording in the real property records of the county in which the Premises is located.
23.    Successors and Assigns. This Lease and the covenants, terms and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and permitted assigns.
24.    Assignment and Sublease.
(a)    Transfer. Neither Tenant nor Tenant's legal representatives or successors in interest by operation of law or otherwise shall assign this Lease or sublease the Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Premises or sublease any portion therein without the prior express written permission of Landlord (which consent shall not be "unreasonably" withheld as such term is defined in below, delayed or conditioned), and any attempt to do any of the foregoing without the prior express written permission of Landlord shall be void and of no effect. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. Without intending to limit Landlord's right to be "reasonable," in the event Tenant should request Landlord's written consent to a proposed assignment or subletting and Tenant's proposed assignee or subtenant does not satisfy all of the three (3) conditions set forth below, then, should Landlord withhold consent to such proposed assignment or subletting, such withholding of consent shall be deemed "reasonable" and not "unreasonable."
(i)    Condition 1:    That the proposed assignee or subtenant will continue to use the Premises for the same use as that of Tenant.
(ii)    Condition 2:    That the proposed assignee or subtenant has experience in managing and operating a hospital or other medical facility.
(iii)    Condition 3:    That the proposed assignee or lease guarantor of such proposed assignee is rated "A" or better by Moody's or the equivalent rating by another nationally recognized rating agency.
(b)    In the event of a proposed assignment or subletting, Tenant shall notify Landlord in writing of its desire to assign this Lease or sublet the Premises. Along with such notice, Tenant shall supply Landlord with the name of the proposed assignee or subtenant, a financial statement of the proposed assignee or subtenant (including both an income statement and balance sheet), and a resume covering the business experience of the proposed assignee or subtenant, provided that supplying such financial information shall only be required if Condition 3 above is required to be satisfied. Within thirty (30) days after receipt of said written notice from Tenant,

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Landlord shall exercise one of the following two (2) options by giving written notice thereof to Tenant:
(i)    Option 1:    Landlord may accept the proposed assignee or subtenant and Tenant may proceed with its assignment or subletting.
(ii)    Option 2:    Landlord may reject the proposed assignee or subtenant based upon the criteria set forth above. In the event Tenant believes that Landlord is unreasonably withholding the granting of its consent, the exclusive remedy of Tenant shall be to submit the dispute to arbitration pursuant to Section 53, and said arbitration decision shall be binding on both Landlord and Tenant. Following a decision in favor of Tenant, Landlord shall be deemed to have exercised Option 1. Tenant shall not have the right in any event to terminate this Lease, recover damages, abate or withhold rent, or exercise any other remedy.
If Landlord fails to respond within said 30-day period, Landlord shall be deemed to have consented to such proposed assignment or subletting.
(c)     If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge or hypothecation of the leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, Landlord may, upon and during the occurrence of an Event of Default of a monetary nature, collect Rent from the assignee, subtenant, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of Rent or application thereof by Landlord shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties and obligations hereunder. Notwithstanding anything to the contrary in this Section 24, Tenant shall be permitted to mortgage the leasehold interest of Tenant hereunder, and Landlord shall cooperate with Tenant in connection with the mortgaging of such interest. Further, Landlord hereby agrees to (i) execute instruments reasonably required by a leasehold mortgagee, including without limitation, a recordable short form memorandum of lease, deliver notice of any Tenant default hereunder to the leasehold mortgagee, and (ii) grant the leasehold mortgagee reasonable cure rights and the right to enter into a new lease with Landlord if this Lease is terminated because of Tenant's default.
(d)    Notwithstanding anything to the contrary in this Lease, Tenant may at any time where required by applicable law, ordinance, or governmental order, and without Landlord's consent, assign or sublease the Premises to a professional corporation or other entity consisting of a practice group of allied professionals who will engage in the practice of medicine at the Premises; provided that (i) such practice group of allied professionals or lease guarantor meets the qualifications set forth in Section 24(a)(iii) above, and (ii) if such assignee or sublessee is not a Governmental Entity, then such assignment or sublease shall be subject to Section 24(g) below;

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provided, however, the basic terms of the Lease including, but not limited to, the Fixed Rent and Term shall remain unchanged. Notwithstanding any provisions of this Section 24 to the contrary, the following events shall not be considered a transfer that is prohibited hereunder or otherwise requires Landlord's consent so long as the transferee meets the qualifications set forth in Section 24(a)(iii) above: (i) the assignment of all or any portion of the Premises to a component institution of The University of Texas System or an agency of the State of Texas, herein called "Governmental Entities"; or (ii) the assignment of this Lease to any successor of Tenant (A) into which or with which Tenant is merged or consolidated, (B) arising from the transfer of Tenant's interest under this Lease made in conjunction with the transfer of a majority of the assets and liabilities of Tenant, (C) arising from the acquisition of the assets and liabilities of another state agency by Tenant or any entity owned or controlled by Tenant, or (D) a transfer required by law, so long as in each of such circumstances the surviving assignee shall assume all obligations of Tenant hereunder. Further notwithstanding any provisions of this Section 24 to the contrary, the following events shall not be considered a subletting that is prohibited hereunder or otherwise requires Landlord's consent: (i) a subletting of all or any portion of the Premises to an organization that has a then-current and valid Affiliation Agreement with The University of Texas System or any component institution of The University of Texas System, entered into in accordance with Texas Education Code, section 61.055 and UTS 108 Affiliation Agreement Policy, as the same may be amended; or (ii) a subletting of not more than ten percent (10%) of the total area of the Premises to a third party for incidental use or auxiliary enterprises related to the Tenant's Primary Intended Use; for example, retail food service, gift shop, or other similar activities in support of Tenant's Primary Intended Use. The provisions of preceding sentence shall not be applicable to an assignment by Tenant of all or any portion of the Premises. In any event, Tenant shall provide prior written notice of any proposed subletting or assignment so as to permit Landlord a reasonable amount of time to make a determination concerning Tenant's compliance with the requirements of this Section 24.
(e)    Collect/Effect of Transfer. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may collect Rents from the assignee, subtenant or occupant and apply the net amount collected to the Rents herein reserved and retain any excess Rents so collected, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of Tenant's covenant set forth in the first sentence of Section 24(a) above, nor shall such assignment, subletting, occupancy or collection be deemed an acceptance by Landlord of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, or affect the continuing primary liability of Tenant hereunder (which, following any assignment, shall be joint and several with the assignee). If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a transferee, and (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to

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the Transfer in form reasonably acceptable to Landlord. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.
(f)    No Waiver. Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to assignee or subtenant, or any failure by Landlord to take action against any assignee or subtenant, Tenant waives notice of any default of any assignee or subtenant and agrees that Landlord may, at Landlord's option, proceed against Tenant without having taken action against or joined such assignee or subtenant, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or subtenant. Landlord may make reasonable charges to Tenant for any Attorneys' Fees or expenses (to the extent authorized by the Constitution and laws of the State of Texas) incident to any documentation relating to any proposed Transfer by Tenant.
(g)    Sovereign Nature of Tenant. As a material inducement to entering into this Lease, the parties hereto acknowledge that Landlord has made certain material concessions with respect to certain provisions of this Lease in order to accommodate the status of Tenant as an agency of the State of Texas. In the event Tenant desires to assign or sublet all or any portion of this Lease to any entity other than a Governmental Entity, then Tenant hereby agrees that the Lease or sublease may be modified or amended, as applicable to such an assignee or sublessor, as Landlord may reasonably require, including specifically, without limitation, certain events of default, insurance requirements and indemnity obligations, financial reporting requirements, and certain remedies of Tenant in the event of a Landlord default; provided, however, in connection with any such amendment, the basic terms of this Lease, including, without limitation, the Fixed Rent, Term and Renewals Options shall not be modified without the mutual consent of Landlord and Tenant.
(h)    Conditions to Landlord's Consent. Landlord's consent to any sublease shall be conditioned, inter alia, upon the requirement that the sublease shall state: (i) that it is subject to all of the provisions of this Lease; and (ii) that the sub-tenant's rights shall not survive the earlier termination of this Lease, whether by voluntary cancellation between Landlord and Tenant, or otherwise.
(i)    Sale of Premises. In the event of the transfer and assignment by Landlord of its interest in this Lease and the Premises, Landlord shall thereby be released from any obligations accruing hereunder as of and after the date of such transfer, and Tenant agrees to attorn to the successor in interest of Landlord following any such transfer of such interest either voluntarily or by operation of law, to recognize such successor as Landlord under this Lease, and look solely to such successor in interest of Landlord for the performance of such obligations. Landlord shall remain liable for any obligations of Landlord hereunder accruing prior to the date of the transfer of the Premises by Landlord. Any security given by Tenant to secure the performance of Tenant's

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obligations hereunder may be assigned and transferred by Landlord to its successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto.
25.    Representations, Warranties, and Affirmative Covenants of Tenant. Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity, such corporation, partnership, limited liability company or entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease. Tenant shall re-certify such representations to Landlord periodically, upon Landlord's reasonable request:
(a)    If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the state in which the Premises is located, and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.
(b)    Tenant has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.
(c)    Tenant will hold and keep in full force and effect all licenses and approvals necessary for Tenant to operate its business.
(d)    With respect to terrorism:
(i)    Tenant is not in violation of any Anti-Terrorism Law (hereinafter defined);
(ii)    Tenant is not, as of the date hereof:
(1)    conducting any business or engaging in any transaction or dealing with any Prohibited Person (hereinafter defined), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

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(2)    dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 (hereinafter defined); or
(3)    engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and
(iii)    neither Tenant nor any of its officers, affiliates, directors, shareholders or members, as applicable, is a Prohibited Person; and
(iv)    neither Tenant nor any holder of any direct or indirect equitable, legal or beneficial interest in Tenant is the subject of any law blocking or prohibiting transactions with such person, including the USA Patriot Act (hereinafter defined). Without limiting the foregoing, Tenant does not engage in any dealings or transactions, and is not otherwise associated, with any such persons or entities or any forbidden entity, including the governments of Cuba, Iran, North Korea, Myanmar and Syria.
If at any time any of these representations becomes false, then it shall be considered a material default under this Lease.
As used herein, "Anti-Terrorism Law" is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein "Executive Order No. 13224" is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism", as may be amended from time to time. "Prohibited Person" is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. "USA Patriot Act" is defined as the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (Public Law 107-56), as may be amended from time to time.
(e)    Tenant agrees to notify Landlord, within fifteen (15) days of receipt, of any notification from any state, local or governing authority having appropriate jurisdiction over Tenant

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or Tenant's business, that their right to operate as an inpatient rehabilitation hospital, or their continued right to participate in the Medicare and Medicaid programs is in question or has been revoked.
(f)    Tenant agrees to forward to Landlord any state, local, federal or independent accrediting agency surveys or reports that have material deficiencies contained therein, that if uncorrected or otherwise not addressed appropriately would result in the loss of the hospital license of failure to meet COP requirements.
26.    Environmental Matters.
(a)    Definitions.
(i)    "Environmental Condition" shall mean any noncompliance on or about the Premises with any Environmental Law (as hereinafter defined).
(ii)    "Environmental Law" shall mean any and all federal, state, and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment, public health, safety, or worker protection, or to the Handling (as hereinafter defined), emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances, materials or wastes, including without limitation petroleum products, into the environment including, without limitation, ambient air, surface water, ground water, or land.
(iii)    "Handling" shall mean use, treatment, storage, manufacture, processing, distribution, transport, placement, handling, discharge, generation, production or disposal.
(iv)    "Indemnified Parties" shall mean Landlord and Landlord's directors, officers, employees, agents and their respective successors and assigns.
(v)    "Tenant's Operations" shall mean the use or occupancy of the Premises by Tenant, and any subtenant, licensee, manager, concessionaire of Tenant, commencing on or about the date of this Lease and through the term of this Lease and all extensions or renewals thereof.
(vi)    "Notice" shall mean any notice or report, whether oral or written, of any the following:
(1)    any suit, proceeding, investigation, order, consent order, injunction, writ, award, or action related to or affecting the Handling of any Waste (as hereinafter defined) on or about the Premises or relating to Tenant's Operations on the Premises;

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(2)    any Spill (as hereinafter defined) or Environmental Condition on or about the Premises or relating to Tenant's Operations on the Premises;
(3)    any dispute relating to Tenant's or any other party's Handling of any Waste, Spill or Environmental Condition on or about the Premises or relating to Tenant's Operations on the Premises;
(4)    any claims by or against any insurer related to or arising out of any Waste, Spill or Environmental Condition on or about the Premises or relating to Tenant's Operations on the Premises;
(5)    any recommendations or requirements of any governmental or regulatory authority, or insurer relating to any Handling of Waste, Spill, or Environmental Condition on or about the Premises, or relating to Tenant's Operations on the Premises; or
(6)    any legal requirement or deficiency related to the Handling of Waste, Spill or Environmental Condition on or about the Premises or relating to Tenant's Operations on the Premises.
(vii)    "Spill" shall mean any spill, contamination, discharge, leakage, release or escape of any Waste in or affecting the Premises, whether sudden or gradual, accidental or anticipated, or of any other nature or manner that have or will occur during Tenant's Operations on the Premises.
(viii)    "Waste" shall mean any contaminant, pollutant, chemical, petroleum product, propane, waste, waste product, radioactive waste, poly-chlorinated biphenyls, asbestos, hazardous or toxic substance, contaminant, pollutant, material, substance, or waste of any kind, and any substance which is regulated by any Environmental Law.
(b)    Compliance with Environmental Laws. As a material inducement to Landlord to lease the Premises to Tenant, Tenant covenants and warrants that Tenant and Tenant's Operations on the Premises will at all times comply with and conform to all Environmental Laws, including without limitation, those Environmental Laws which relate to the Handling of any Waste on or about the Premises.
(c)    Right of Entry/Compliance Inspections. Subject to Section 30, Landlord is given the right, but not the obligation, to inspect and monitor the Premises and Tenant's Operations on the Premises in order to confirm Tenant's compliance with the terms and the representations set forth in this Section 26.
(d)    Notice to Landlord. Immediately upon receipt of any Notice from any party, Tenant shall deliver to Landlord a true, correct and complete copy of any written Notice or a true, correct, and complete report of any non-written Notice.

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(e)    Remediation. In the event (a) of any Notice; or (b) if Tenant has caused, suffered or permitted, directly or indirectly, any Spill or Environmental Condition on or about the Premises, or (c) if any Spill or Environmental Condition has occurred on or about the Premises or otherwise affecting the Premises, then Tenant shall immediately take all of the following actions:
(i)    notify Landlord, as provided in Subsection (d), above;
(ii)    promptly commence and diligently pursue all steps necessary or desirable, in Landlord's reasonable opinion, to clean up any such Spill and any contamination related to the Spill or to remediate or abate such Environmental Condition or Notice;
(iii)    promptly provide Landlord with copies of all reports, data, proposals, test results or analyses, assessment or remediation plans relating to such incidents;
(iv)    fully and diligently abate the Notice or otherwise restore the Premises or affected property to its condition prior to the incident and Tenant's Operations on the Premises and in accordance with all Environmental Laws and the intent and terms and conditions of Subsection (i), below;
(v)    fully cooperate with Landlord with respect to any such incident, including permitting Landlord to monitor and inspect all activities pursuant to subparagraphs (ii) - (iv) above.
(f)    Tenant's Indemnification of Landlord for Environmental Matters. To the extent authorized by the Constitution and laws of the State of Texas, Tenant hereby agrees that it will indemnify, defend, save and hold harmless the Indemnified Parties against and from, and to reimburse the Indemnified Parties with respect to, any and all damages, claims, liabilities, loss, costs and expenses (including, without limitation and to the extent authorized by the Constitution and laws of the State of Texas, Attorneys' Fees and expenses, whether in court, out of court, in bankruptcy or administrative proceedings or on appeal), penalties, or fines, incurred by or asserted against the Indemnified Parties by reason or arising out of: (a) the breach of any representation or undertaking of Tenant under this Section 26; (b) arising out of the Spill or Handling of any Waste by Tenant or any subtenant, licensee, concessionaire, manager, or other party occupying or using the Premises, or affecting the Premises as a result of Tenant's Operations on the Premises; (c) arising out of any Notice, Spill or Environmental Condition or any other contamination governed by the terms of this Section, including without limitation, (i) any loss, cost, expense, claim, or liability arising out of any investigation, monitoring, clean-up, containment, removal, storage, or restoration work required by, or incurred by Landlord or any entity or person in a reasonable belief that such work is required by any Environmental Law, (ii) any claims of third parties for loss, injury, expense, or damage of any kind or nature arising out of any Environmental Condition, Spill or Handling of any Waste on, under, in, above, to, or from the Premises; and (iii) any loss of use or diminution in

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value of the Premises; provided that such Notice, Spill or Environmental Condition occurred during the time of Tenant's occupation of the Premises under this Lease.
(g)    Survival of Covenants, Representations and Warranties and Indemnities. Notwithstanding anything in this Lease to the contrary, the covenants, representations, warranties, indemnities and undertakings of Tenant set forth in this Section shall survive the expiration or termination of this Lease for three (3) years after the date of said expiration or termination of this Lease regardless of the method of expiration or termination of the Lease.
(h)    Surrender/Lease Net of Environmental Risk to Landlord. This Lease is intended to be, and shall be construed as a lease absolutely net of environmental risk to Landlord. As a material inducement to Landlord to enter into this Lease, Tenant has agreed to assume all responsibility and cost of any kind associated with or arising out of any Notice, Environmental Condition or Spill or any other contamination on or about the Premises arising out of or in connection with Tenant's use or Tenant's Operations at the Premises, to the extent authorized by the Constitution and laws of the State of Texas to indemnify the Indemnified Parties against all such hazards as provided in Subsection (f), above, fully to comply with the terms and conditions of provisions of this Section, and to restore the Premises at the termination or expiration of the Lease as provided below.
Notwithstanding anything herein to the contrary, at the expiration or termination of this Lease, the Premises shall be returned to Landlord in as good condition as at the commencement of Tenant's Operations on the Premises, notwithstanding any remediation levels for Waste or Spill cleanup imposed by Environmental Laws which may be in excess of the levels of such Wastes at the Premises prior to the commencement of Tenant's Operations.
(i)    Installation. Tenant shall not install any fueling facilities, gas/propane tanks, underground or above ground storage tanks, vaults, sumps, hydraulic lifts or any kind or nature, without the prior written consent of Landlord which may be withheld in Landlord's sole discretion.
27.    Brokerage. The parties each represent and warrant to each other that other than Hammond Hanlon Camp LLC, neither has employed a broker in connection with this transaction. In the event there is a claim against either party hereto with respect to any broker whatsoever other than as set forth in this Section, the party whose action gives rise to the claim for commission shall indemnify the other party against any liability, damage, cost or fee in connection with such claim, including, without limitation, Attorneys' Fees and costs. Notwithstanding any provision to the contrary, Tenant's obligations under this Section 27 are applicable only to the extent authorized by the Constitution and laws of the State of Texas.
28.    Lien on Personal Property. Notwithstanding any provision of this Lease to the contrary, any grant by Tenant of any right to take possession and control of personal property

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owned by the State of Texas or to have a right to a lien against or a security interest therein shall be effective only to the extent that Tenant has authority to grant such rights under the Constitution and laws of the State of Texas.
29.    SEC and Financial Statements.
(a)    Tenant acknowledges that Landlord, or one or more of its affiliates, or a subsequent owner is or may be subject to the requirements of the Securities and Exchange Act of 1933 and the Securities and Exchange Act of 1934, as amended (collectively, the "Securities Acts," with such entity subject to the Securities Acts, the "Registered Company," and any affiliate of a Registered Company (a "Registered Company Affiliate"). Landlord is a Registered Company or Registered Company Affiliate, therefore Tenant shall comply with the obligations provided for below.
(b)    Tenant acknowledges that the Registered Company may be required to make certain filings (the "SEC Filings") with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to SEC Rules 3-05 and/or 3-14 of Regulation S-X, that relate to previous fiscal years for Tenant.
(c)    Intentionally Deleted.
(d)    Intentionally Deleted.
(e)    Tenant consents to the disclosure of the information requested by Landlord, the Registered Company, and/or Landlord's or the Registered Company's auditors as required for the SEC Filings ("SEC Filing Information") and this Lease in any SEC Filings by the Registered Company and any collateral material used in connection with a public offering of securities by Landlord and/or the Registered Company.
(f)    Tenant shall furnish, or cause to be furnished, to Landlord the following:
(i)    Annual Statements. Annual financial statements with respect to Tenant, as prepared by or on behalf of The University of Texas System, within thirty (30) days after The University of Texas System publishes its annual financial statements (provided, however, if at any time such financial statements are not publicly available, then within one hundred twenty (120) days after The University of Texas System's fiscal year end), and certified to by the chief financial officer or other appropriate authorized representative of Tenant;
(ii)    Property-Level Information. Such property-level information as may be requested by the SEC, or as may be reasonably requested by Landlord's auditors, lenders, or any

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potential purchaser of Landlord's interest in the Premises, within thirty (30) days after the date of such request.
30.    HIPAA. The parties understand and agree that Tenant is a licensed health care provider who is required to comply with state and federal privacy laws as to Tenant's patients, including the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Part 160 and Subparts A and E of Part 164 and all amendments thereto (commonly known as the "Privacy Standards"), as promulgated by the U.S. Department of Health and Human Services pursuant to the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996 and all amendments thereto ("HIPAA"). In the event that in its use of the Premises for the Primary Intended Use, Tenant creates, stores or maintains "protected health information" ("PHI"), as that term is defined by 45 CFR §160.103, in the Premises, Tenant agrees to reasonably safeguard PHI from an intentional or unintentional disclosure in violation of the Privacy Standards by implementing appropriate administrative, technical and physical safeguards to protect the privacy of PHI. Landlord and Tenant agree that nothing in this Lease gives Landlord or Landlord's employees and agents any right to access, use or disclose PHI and that Landlord and its employees and agents shall never need or seek access to, or the use of, any PHI of Tenant. However, in the event PHI is accessed (whether inadvertently or otherwise) by Landlord or its employees or agents, the party discovering such disclosure shall promptly notify the other party and Landlord agrees to promptly take commercially reasonable measures to prevent any subsequent dissemination by Landlord or Landlord's employees or agents of such PHI to third parties. The parties agree that the provisions of this Section 30 do not create, and are not intended to create, a "business associate" relationship between the parties as that term is defined by the Privacy Standards.
The parties further agree that in the event that Landlord or its employees or agents have a lawful right to enter into the Premises without the permission and/or knowledge of Tenant, Landlord shall have no right to access PHI or deprive Tenant of access to such PHI, provided that Tenant shall take reasonable efforts to safeguard PHI confidentially and securely so as to prevent Landlord or its employees or agents from inadvertently coming into contact with PHI in the Premises. This Section 30 shall be interpreted to ensure that, to the extent possible, Tenant remains in compliance with HIPAA and all other state and federal privacy laws. To the extent that any other provision of this Lease can be read to provide Landlord with any right to access PHI, this Section 30 shall govern.
31.    Force Majeure.
(a)    If either Landlord or Tenant is delayed in performing its respective obligations pursuant to this Lease by any cause beyond the reasonable control of the party required to perform such obligation, the time period for performing such obligation shall be extended by a period of time equal to the period of the delay.

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(b)    A cause is beyond the reasonable control of a party to this Lease when such cause affects any person similarly situation (such as by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, unavailability of any utility service, restrictive governmental laws or regulations, riots, insurrections, the failure to act or default of another party, war, or other reason beyond the party's reasonable control (individually, "Force Majeure").
(c)    This Section does not apply to any obligation to pay Rent or any other money or otherwise perform any financial obligation hereunder.
(d)    Within ten (10) Business Days following the occurrence of Force Majeure, the party claiming a delay due to such event shall give written notice to the other setting forth a reasonable estimate of such delay.
32.    Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons or entity may require.
33.    Counterparts. This Lease may be executed in counterparts, each of which constitutes an original and all of which taken together shall constitute one agreement.
34.    Notice. Any notice required or desired to be given to a party hereto shall be valid and sufficient if in writing and addressed to the addresses listed below and delivered by personal delivery, email or overnight delivery or mailed by United States registered or certified mail, with postage and charges prepaid thereon. Any notice shall be deemed to have been given on the day delivered if personally delivered by hand; the day after sending by email if followed by sending a copy by certified mail; the day after sending by overnight delivery by a nationally recognized and reputable overnight delivery service, charges prepaid; or three business (3) days after mailing if sent by registered or certified mail. Landlord or Tenant may designate the place to which notices shall be given and addressed by giving at least fifteen (15) days' prior written notice to the other party, such notice to be given in accordance with the foregoing provisions of this paragraph. The initial address for each party shall be as follows:

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As to Landlord:	HC-200 BLOSSOM STREET, LLC c/o Carter Validus 4890 W. Kennedy Boulevard Suite 650 Tampa, FL 33609 Attn: James MacQueen Email: jmacqueen@cvreit.com Telephone: (813) 316-4290 Facsimile: (813) 287-0397
with copy to:	Winstead PC 2728 N. Harwood Street, Suite 500 Dallas, TX 75201 Attn: T. Andrew Dow Email: adow@winstead.com Telephone (214) 745-5837
As to Tenant:
Board of Regents of The University of Texas System
OGC- Real Estate
210 West 7th Street
Austin, Texas
Attention: Kirk S. Tames – Executive Director of Real Estate
Email: ktames@utsystem.edu
Telephone: (512) 499-4333
Fax : (512) 499-4523

with copy to:
The University of Texas Medical Branch at Galveston
Office of Legal and Regulatory Affairs
301 University Blvd.
Galveston, Texas 77555-0124
Attn: Carolee A. King
Senior Vice President & General Counsel
Email: caaking@utmb.edu
Telephone: (409) 772-1904
Fax: (409) 772-5064

35.    Governing Law. This Lease is to be construed under the laws of the state where the Premises are located. Should any provisions of this Lease and/or of its conditions be illegal or

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unenforceable under any court decision or any laws, ordinances or regulations of any governing authority having jurisdiction over the parties hereto or the Premises, it or they shall be considered severable, and all other provisions of the Lease shall remain in full force and be binding upon the parties as though the illegal or unenforceable provisions had never been included.
36.    Section Headings. The section headings of this Lease are for convenience only and shall not be considered in the interpretation of the terms and provisions of this Lease.
37.    Exhibits and Addenda. This Lease is subject to any Exhibit and Addenda attached hereto and made a part hereof.
38.    Attorneys' Fees. The term "Attorneys' Fees" as used herein shall mean all reasonable attorneys' and paralegals' fees, whether incurred in court, out of court, on appeal or in any bankruptcy or administrative proceeding. In the event it shall become necessary for Landlord or Tenant, at any time, to institute or defend any legal action or proceedings of any nature for the enforcement of, or as regards this Lease, or any of the provisions hereof, or any of Landlord's statutory or common law rights as concern Tenant, or to employ an attorney therefor, the losing party agrees to pay all court costs and Attorneys' Fees of the prevailing party. Notwithstanding any provision of this Lease to the contrary, Tenant shall be obligated to pay Attorneys' Fees only to the extent authorized by the Constitution and the laws of the State of Texas.
39.    Mortgagee Protection. In the event that a mortgagee or potential mortgagee of the Premises requests modifications to this Lease, Tenant agrees to consent to all such reasonable modifications to the Lease, provided none of the modifications change the Fixed Rent due hereunder and none of the modifications either (a) impose any additional burden or expense on Tenant or (b) remove or materially diminish any of Tenant's rights or privileges under the Lease, including without limitation Tenant's Purchase Option and Tenant's Right of First Refusal specified herein. Tenant agrees that in the event of any default by Landlord in any of the terms and conditions of this Lease, that Tenant shall notify any mortgagee holding a mortgage on the Premises (provided any such mortgagee furnishes Tenant notice in writing of: (i) any such mortgagee's lien on the Premises; and (ii) any such mortgagee's address for such notice purposes of any such default by Landlord) and any such mortgagee shall have a period of thirty (30) days after receipt of such notice from Tenant to cure any default. When, however, the nature of the default of Landlord is such that it cannot be cured within said thirty (30) days, any such mortgagee shall have such additional time as may be reasonably required to cure any such default, provided any such mortgagee: (i) shall have commenced to cure any such default within said thirty (30) day period; and (ii) shall diligently and continuously pursue such steps until such default is cured. No alleged default by Landlord shall be deemed perfected until the expiration of the time(s) given to the mortgagee under the provisions of this section.

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40.    Easements, Agreements, or Encumbrances. The parties shall be bound by all existing easements, agreements, and encumbrances of record relating to the Premises, and Landlord shall not be liable to Tenant for any damages resulting from any action taken by a holder of an interest pursuant to the rights of that holder thereunder.
41.    Tenant's Property. Any property brought onto or kept on the Premises by Tenant shall be at the sole risk of Tenant. By signing this Lease Tenant agrees that upon surrender or abandonment of the Premises, Landlord shall not be liable or responsible for the storage or disposition of Tenant's personal property.
42.    Writing; Applicable to Successors. This Lease cannot be changed or terminated except by a written instrument subsequently executed by the parties hereto. This Lease and the terms and conditions hereof apply to and are binding upon the successors and assigns of both parties.
43.    Time of the Essence. Time is of the essence and in all provisions of this Lease. If any deadline for performance of any obligation under this Lease falls on a day that is not a Business Day, such deadline shall be extended to the next Business Day. "Business Day" shall mean any day which is not a Saturday, Sunday or other day on which national banks are required to be closed or not required to be open.
44.    Severability. If any term or provision of this Lease shall to any extent be held to be invalid or unenforceable under the applicable law, the remaining provisions of this Lease shall not be affected thereby but shall remain in full force and effect.
45.    Transfer of Licenses. Upon the expiration or early termination of the Term of this Lease, Tenant shall take all actions which are necessary or convenient in order to effect the transfer to Landlord or Landlord's nominee of all licenses, operating permits and other governmental authorizations, including all hospital related licenses from any state or federal healthcare agency ("Healthcare Licenses"), and all other service contracts, including, but not limited to, HVAC contracts which may be necessary or useful in the operation of the Premises and which relate to the Premises which have not previously been transferred or assigned to Landlord, as permitted by federal and state law. In connection with the above, Tenant covenants during the Term of this Lease not to take any action that would directly or indirectly encumber or pledge the Healthcare Licenses to any third party or to otherwise transfer or attempt to transfer the Hospital Licenses to any party other than to Landlord or a third-party approved by Landlord.
46.    Compliance with Healthcare Laws. Landlord and Tenant enter into this Lease with the intent of conducting their relationship in full compliance with applicable laws and their implementing regulations, including without limitation the, federal criminal law, federal Anti‑Kickback Statute (42 U.S.C. 1320a-7b(b)), Physician Self-Referral Law referred to as the

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"Stark Law" (42 U.S.C. 1395nn) (to the extent applicable), False Claims Act (31 U.S.C. 3729 et seq.), Civil Monetary Penalties Law (42 U.S.C. 1320a-7a), and, any applicable state, including the Texas prohibition on solicitation or referral of patients or healthcare services (the aforementioned all collectively referred to hereinafter as "Federal and State Healthcare Laws"). Notwithstanding any unanticipated effect of any of the provisions of this Lease, neither Landlord nor Tenant shall intentionally conduct itself under this Lease in a manner that would constitute a violation of any provision of the Federal and State Healthcare Laws. Neither Landlord nor Tenant shall offer, pay, accept or receive any remuneration from the other party for securing or soliciting patients.
47.    Intentionally Deleted.
48.    Real Estate Investment Trust. If Landlord in good faith determines that its status as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Landlord may request reasonable amendments to this Lease and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such amendments do not (a) increase the obligations of Tenant or impair Tenant's rights pursuant to this Lease or (b) in any other manner adversely affect Tenant's interest in the Premises.
49.    Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.
50.    Entire Agreement. The submission of this Lease for examination does not constitute a reservation of, or option for, the Premises, and this Lease shall become effective only upon execution by all parties hereto and delivery thereof by Landlord to Tenant. There are no oral agreements between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties and understandings between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. Tenant hereby expressly acknowledges that Landlord or Landlord's employees or agents have made no representations, warranties, inducements or promises with respect to the Premises except as herein expressly set forth.
51.    Purchase Option.
(a)    So long as there is no Event of Default hereunder, Landlord hereby grants Tenant an option (the "Option") to purchase the Premises in "as is" condition, on the terms and conditions set forth in this Section 51; provided however that written approval must be obtained from Tenant concerning any new encumbrances that materially affect the title to the Premises or materially affect the Primary Intended Use, or any financing liens that would otherwise not be

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released on the Closing Date. Tenant may exercise the Option on the fifth (5th) anniversary of the Lease Commencement Date, and each five (5) year anniversary thereafter, including renewal periods, until the expiration or termination of this Lease, by providing written notice thereof to Landlord at any time within thirty (30) days of the applicable anniversary date. The purchase price for the Option (the "Option Price") shall be the fair market value, as determined by a Qualified Appraiser (defined below) pursuant to this Section 51, less the depreciated value of any of Tenant's improvements paid for by Tenant; excluding amounts funded by Landlord under the Allowance or otherwise directly funded by Landlord, and excluding any amounts expended by Tenant removing any such improvements or restoring the Premises to its condition as it existed prior to the installation of such improvements, and any amounts expended for restoring the Premises pursuant to Sections 16 and 17 above. The closing shall occur within sixty (60) days after the exercise of the Option by Tenant or such other date as Landlord and Tenant may mutually agree (the "Closing Date"). Upon exercise of the Option by Tenant, Landlord agrees to sell, and Tenant agrees to purchase, the Premises subject to the terms and conditions of this Section 51 effective as of the Closing Date. Notwithstanding the exercise of the Option by Tenant, Tenant shall continue to occupy the Premises as tenant under, and subject to the provisions of, this Lease until the later of the Closing Date or expiration of the Term. In order to determine the Option Price, Landlord and Tenant shall each engage an MAI designated (or equivalent) licensed commercial real estate appraiser with at least ten (10) years' experience appraising general acute care hospitals (a "Qualified Appraiser") to prepare a current appraisal of the Premises (collectively, the "Appraisals"). The Appraisals shall value the Premises assuming the Premises has the same physical configuration and technical specifications of the Premises as of the Effective Date.  The Appraisals shall develop values for the Premises by two different methods, described below; and the final appraised value to be reported by each Qualified Appraiser shall be the greater value produced by the two methods.  For both methods, each Qualified Appraiser shall assume that the operations at the Premises are a viable going concern and have similar financial and operational measures to other successful and financially viable properties that operate as an acute care hospital.  Each Qualified Appraiser shall also assume that the operational entity at the subject property will continue to be a viable going concern into the future. The first method of appraisal shall be a leased fee valuation of the property based upon the actual remaining terms set forth in this Lease including the balance of the initial term of the Lease, if applicable, plus any renewal periods (but assuming a minimum duration of not less than ten (10) years), the actual or projected Rent and Additional Rent, and the actual credit rating of the Tenant, but not less than an Aa credit rating by Moody's or the equivalent rating by another nationally recognized rating agency. The second method of appraisal shall be a fee simple valuation of the Premises based upon a market-norm term period, market-rate rents and additional rents, and a Tenant credit rating based on the information for comparable tenants used by the Qualified Appraisers; and this second method shall also take into consideration the market sales comparables in establishing a value. After each of the two Qualified Appraisers develops a value by each of the two above-described methods, each Qualified Appraiser will report the greater value produced by the two

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methods as its Appraised Value for the Premises.   The Option Price shall be the average of the Appraised Values as set forth in the two Appraisals; provided, however, if the difference between the values set forth in the two Appraisals is greater than ten percent (10%) of the lowest of such values, then the two Qualified Appraisers shall select a third Qualified Appraiser to prepare an Appraisal using the same methods as stated above, and the Option Price shall be determined by the average of (a) the Appraised Value determined by the third Appraisal and (b) the Appraised Value determined by that one Appraisal among the first two Appraisals which is closest to the value determined by the third Appraisal.
(b)    Within fifteen (15) days after Tenant's exercise of the Option, Landlord shall deliver to Tenant copies of all of the following items:
(i)    Any notices, correspondence, licenses or other agreements or permits with, to or from any governmental or quasi-governmental authority having jurisdiction over the Premises which is in the possession of the Landlord or its agents; and
(ii)    Any and all additional data, plans, geological and engineering or environmental studies or reports, zoning information, water and sewer studies, topographic maps, surveys, plats and other materials, and all other information and agreements, relating to the Premises any portion thereof which is in the possession of the Landlord or its agents.
(c)    Landlord will deliver to Tenant, at Landlord's sole cost and expense, a current title insurance commitment ("Title Commitment") covering the Land, issued by a title insurance company reasonably acceptable to Landlord and Tenant (the "Title Company"). If the Title Commitment delivered to Tenant shall contain any exceptions from coverage which Tenant reasonably deems to be unacceptable ("Unpermitted Exceptions"), then Tenant shall notify Landlord of such Unpermitted Exceptions; provided, however, Tenant shall have no right to object to any encumbrances in existence on the Lease Commencement Date, other than (i) monetary liens and (ii) any mechanics' and materialmen's liens listed as exceptions on the last-dated Tenant's Title Commitment issued on or before the Effective Date and not released of record as of the Effective Date ("M&M Liens"). Upon such notification, Landlord shall use reasonable efforts to cure the Unpermitted Exceptions by causing the Title Company to delete them from the Title Commitment or to agree to insure over them prior to the Closing Date. If Landlord does not cure an Unpermitted Exception, Tenant, at its option, may elect either (A) to terminate its exercise of the Option, or (B) to waive such objections and proceed to close this purchase and sale transaction in accordance with this Section 51; provided however, that if Landlord does not cure a monetary lien against the Premises created by, through, or under Landlord or an M&M Lien, then Tenant will have the right at its option to cure that encumbrance out of the Seller's proceeds. Any exceptions on the Title Commitment to which Tenant does not object prior to Closing or to which Tenant objects but waives such objection pursuant to this Section shall be deemed to be "Permitted Exceptions".

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(d)    Landlord will provide Tenant with its most current copy of the survey of the Premises. Tenant may obtain at Tenant's sole cost and expense, an updated or current survey of the Premises. If Tenant does not approve of any survey provided hereunder, Tenant may cure the defects at its own expense or elect to terminate its exercise of the Option by written notice to the Landlord prior to Closing.
(e)    Tenant may inspect and investigate the physical condition of the Premises and may procure, at Tenant's option and at Tenant's sole cost and expense, one or more environmental studies. Tenant's obligation to purchase the Land is specifically conditioned upon its good faith determination that the results of its investigation and each such environmental study are acceptable to Tenant. Tenant may terminate its exercise of the Option on account of an unacceptable investigation or environmental study by giving Landlord written notice of the termination prior to Closing.
(f)    If Tenant exercises the Option, the closing on the purchase of the Premises (the "Closing") shall occur on the Closing Date. The procedure to be followed by the parties in connection with the Closing is as follows:
(i)    Landlord shall deliver or cause to be delivered, each in form and substance satisfactory to Landlord: (1) a Special Warranty Deed conveying fee simple title to the Land to Tenant, subject only to the Permitted Exceptions, a Bill of Sale conveying all personal property and assigning any service contracts Tenant desires to take assignment of, and such other conveyance documents as are reasonably necessary to convey all of the Premises to Tenant, (2) an executed closing statement, (3) a Foreign Investment Real Property Tax Act ("FIRPTA") Affidavit of Landlord, (4) an owner's affidavit in customary form as may be required by the Title Company, and (5) all other documents reasonably requested by Tenant or necessary to be executed pursuant to the terms of this Section 51 and for the delivery of the Title Insurance Policy described herein.
(ii)    Tenant shall deliver or cause to be delivered: (1) the purchase price as determined under this Section 51, plus or minus prorations, if any, by cashier's check or wire transfer, (2) an executed closing statement, and (3) all other documents reasonably approved by Tenant and necessary to be executed pursuant to the terms of this Section 51 and for the delivery of the Title Insurance Policy described herein.
(iii)    Closing costs and recording fees shall be allocated between Landlord and Tenant in accordance with the customary practice followed in the locality in which the Premises is located, with Landlord paying the basic premium for the Title Policy.
(iv)    In the event Tenant terminates its exercise of the Option pursuant to this Section 51 for any reason, this Lease shall continue as if Tenant had never exercised the Option and the parties shall have no further obligations with respect to the exercise of such option. A

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termination of one exercise of the Option shall not affect the Tenant's right to subsequently exercise the Option again during the Term hereof.
(v)    In the event Tenant exercises the Option, but fails to consummate the Closing through no fault of Landlord, Tenant shall reimburse Landlord for its actual out of pocket expenses incurred in connection with Tenant's exercise of the Option.
(g)    The Option is personal to Tenant and shall automatically terminate and be null and void upon any assignment of Tenant's interest under this Lease. Tenant's Option rights hereunder shall be binding upon Landlord and upon any subsequent owner of Landlord's interest in the Premises or any portion thereof, and Tenant's Option rights shall not be extinguished by a transfer of such interest by Landlord or any successor thereto.
52.    Right of First Refusal. In the event that, at any time during the term of this Lease, Landlord makes a bona fide offer to sell the Premises or receives a bona fide offer to sell the Premises to an unaffiliated third-party buyer , Tenant shall have the one-time right of first refusal (the "ROFR") with respect to the purchase thereof, which right shall be exercisable in accordance with and subject to the following conditions:
(a)    Landlord makes or receives a bona fide offer to sell the Premises from a third party, it shall send notice thereof to Tenant (the "ROFR Notice"), which ROFR Notice will contain the economic terms (purchase price and any other economic terms) (the "Offered Price").
(b)    Tenant shall have twenty (20) Business Days after it receives the ROFR Notice to accept or reject the terms contained in the ROFR Notice. Failure to respond within said twenty (20) Business Day period shall be deemed a waiver by Tenant of its right of first refusal to purchase the Premises for the Offered Price.
(c)    In the event Tenant does not accept (or is deemed to not accept) the offer within the period described in Section 52(b) above, then Landlord may sell the Premises to the third party for an amount equal to the terms contained and accepted by Landlord in the ROFR Notice. If, in the course of negotiations with the third party, the purchase price is reduced below ninety percent (90%) of the purchase price specified in the ROFR Notice, Landlord shall again send a ROFR Notice to Tenant with such reduced price, in which case the procedure set forth in Section 52(b) shall be repeated at such lower price.

(d)    If (i) Tenant does not elect to (or is deemed to have elected not to) exercise its ROFR under this Section 52 or (ii) Tenant fails to consummate the acquisition of the Premises pursuant to the ROFR for any reason other than a default by Landlord in its obligations in connection with the ROFR, then, the ROFR shall terminate and be null and void.

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(e)    In the event Tenant accepts the Offered Price, then Tenant shall purchase the Premises on the terms set forth in the ROFR Notice on the date which is no later than ninety (90) days after the date of acceptance and otherwise in accordance with the terms and procedures set forth in Section 52 with respect to the Option.
(f)    As used in the Section concerning Tenant's Right of First Refusal, the word "Landlord" shall include the Landlord originally named on this Lease, and any successor entity acquiring Landlord's interest in the Premises.
(g)    The ROFR shall not apply to (i) any conveyance to any entity that is an affiliate of Landlord or Carter Validus, or any entity that is owned, managed or controlled by Carter Validus or its successors, (ii) any sale of the Premises as part of a portfolio of one or more other properties owned by Landlord or Carter Validus, or any entity that is owned, managed or controlled by Carter Validus or its successors, (iii) any foreclosure or conveyance by deed-in-lieu of foreclosure in respect to any indebtedness secured by the Premises, or (iv) any conveyance of any portion of the Premises to entity having the power of eminent domain on account of such entity's exercise of its power of eminent domain or as a conveyance in lieu thereof.
(h)    The ROFR is personal to Tenant and shall automatically terminate and be null and void upon any assignment of Tenant's interest under this Lease. Tenant's ROFR hereunder shall be binding upon Landlord and upon any subsequent owner of Landlord's interest in the Premises or any portion thereof, and Tenant's ROFR shall not be extinguished by a transfer of such interest by Landlord or any successor thereto.
53.    Dispute Resolution. If at any time there is a dispute between Landlord and Tenant regarding this Lease and the performance of a party hereunder, the parties agree to engage in face-to-face negotiations in accordance with the terms and conditions set forth in Paragraph 6 of Addendum 1.
54.    Addendum to Lease Agreement. The attached Addendum 1, entitled "Addendum to Lease Agreement" is incorporated and made a part of this Lease for all purposes. This Addendum amends and modifies the Lease, and the provisions of the Lease shall be subject to the provisions contained in this Addendum, to the extent of any conflict.
55.    Certificate of Interested Parties. Pursuant to Texas Government Code §2252.908 and Chapter 46 of the rules of the Texas Ethics Commission, a state agency such as the Board of Regents of The University of Texas System may not enter into certain statutorily defined contracts with a business entity unless the business entity, in accordance with said statute and administrative rules, fills out and electronically files Texas Ethics Commission Form 1295 "Certificate of Interested Parties" with the Texas Ethics Commission at its website. The business entity then must generate a hard copy of the filing, sign and notarize the copy, and deliver that copy to the state agency along

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with the signed contract. The state agency will then file notice of receipt of both the completed disclosure of interested parties and the certification of filing with the Texas Ethics Commission not later than the 30th day after the date the contract for which the Form 1295 was filed binds all parties to the contract.
This Lease is subject to Texas Government Code §2252.908. Accordingly, Landlord must comply with the foregoing requirements before Tenant may enter into this Lease. For this purpose, Landlord is advised that:

(1)	An electronic version of Form 1295 may be obtained and filed at the following website maintained by the Texas Ethics Commission:
https://www.ethics.state.tx.us/whatsnew/elf_info_form1295.htm

(2)	The current text of Texas Government Code §2252.908 may be reviewed at:
http://www.statutes.legis.state.tx.us/Docs/GV/htm/GV.2252.htm#2252.908

(3)	The current text of Texas Ethics Commission Chapter 46 may be reviewed at
https://www.ethics.state.tx.us/rules/adopted_Nov_2015.html

1.    Access Easement. Landlord and the owner of a medical office building adjacent to the Premises are parties to a certain non-exclusive reciprocal access easement governing the rights of access to the parking garage on the Premises and an adjacent surface parking lot, as described as Tract 2 in Exhibit A hereto (the "Access Easement"). Landlord shall use commercially reasonable efforts and negotiate in good faith with the adjacent parking owner to amend the Access Easement or enter into such additional agreements to ensure that this Lease will entitle Tenant to have access to vehicle parking spaces, including disabled parking spaces, in numbers that are adequate and locations that are reasonably proximate to the Premises for parking the vehicles of the employees, patients, and visitors reasonably expected to use the Premises during the Term of the Lease. In the event that the parties to the Access Easement shall contemplate proposed modifications to the Access Easement, then Landlord must, before agreeing to any modifications in the Access Easement, (a) timely consult with Tenant concerning any such proposed modifications, and (2) obtain written consent from Tenant to any proposed modifications that would affect the vehicle parking available for Tenant's use under this Lease.

2.    List of Exhibits and Addenda. The following Exhibits and Addenda are appended to this Lease and incorporated herein for all purposes:

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•	Exhibit A – Description of the Premises and Easement Tracts

•	Addendum 1 – Addendum to Lease Agreement

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IN WITNESS WHEREOF, the parties hereto have caused their respective authorized representatives to execute this Lease as of the day and year first above written.

LANDLORD:

HC-200 BLOSSOM STREET, LLC,
a Delaware limited liability company

By:	HC-Bay Area Regional Real Estate Holdings,
LLC, a Delaware limited liability company,
its Sole Member

	By:	Carter/Validus Operating Partnership, LP,
a Delaware limited partnership,
as Manager

		By:	Carter Validus Mission Critical REIT,
Inc.,
a Maryland corporation,
its General Partner

By: /s/ Michael A. Seton
Name: Michael A. Seton
Title: Chief Executive Officer

TENANT:

BOARD OF REGENTS OF THE UNIVERSITY
OF TEXAS SYSTEM, an institution of higher
education and agency of the State of Texas

By: /s/ Kirk S. Tames
Name:	Kirk S. Tames
Title:	Executive Director of Real Estate
The University of Texas System

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AGREED AND CONSENTED TO BY:

THE UNIVERSITY OF TEXAS MEDICAL
BRANCH AT GALVESTON

By: /s/ Carolee A. King, JD
Name: Carolee A. King, JD
Title: Senior Vice President & General
Counsel

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EXHIBIT "A"
Description of the Premises and Easement Tracts
Tract 1:
All of Reserve "C", in Block One (1) of Medistar Webster Subdivision, a subdivision in Harris County, Texas, according to the map or plat thereof recorded under film Code No. 591083 of the Map Records of Harris County, Texas.
Tract 2 (Easement Tract):
Non-exclusive easement rights as set forth in that certain Amended and Restated Grant of Reciprocal Access Easements, executed by and between Webster MOB Partners, Ltd., and MWH/TIC A, LLC, and MWH/TIC B, LLC, filed for record under Harris County Clerk's File No. 20080606355.
Tract 3 (Easement Tract):
Non-exclusive easement rights as set forth in that certain Reciprocal Drainage Easements Agreement, executed by and between Webster MOB Partners, Ltd., and MWH/TIC A, LLC, and MWH/TIC B, LLC, filed for record under Harris County Clerk's File No. 20080606356.

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ADDENDUM 1

ADDENDUM TO LEASE AGREEMENT

This ADDENDUM TO LEASE AGREEMENT ("Addendum") is attached to and made a part of that certain Lease Agreement dated effective October 22, 2018, ("Lease") between HC-200 BLOSSOM STREET, LLC, a Delaware limited liability company ("Landlord") and the BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM, an institution of higher education and agency of the State of Texas ("Tenant"), concerning the leasing of approximately 373,070 square feet in a building at 200 Blossom Street ("Premises"), located in Webster, Texas, as more particularly described in the Lease.

This Addendum amends and modifies the Lease, and the provisions of the Lease shall be subject to the provisions contained in this Addendum, to the extent of any conflict. Each capitalized term used herein shall have the meaning defined in the Lease, unless otherwise specified herein. The terms and provisions of this Addendum shall survive termination or expiration of this Lease.
The provisions shown below in this Addendum are hereby incorporated into the Lease and made a part thereof for all purposes:
1.    Insurance. Landlord acknowledges that Tenant is an agency of the State of Texas and has only such authority to obtain insurance as is granted to Tenant by state law or as may be reasonably implied from such law. Any obligation by Tenant under this Lease to obtain insurance is expressly made subject to the Tenant's authority under state law to obtain such insurance. Accordingly, and notwithstanding any other provisions of the Lease to the contrary, Tenant shall have the right, at its option, to (a) obtain liability insurance protecting Tenant and its employees and property insurance protecting Tenant's interests in real property and the contents located in such real property, to the extent authorized by Section 51.966 of the Texas Education Code or other law; or (b) self-insure against any risk that may be incurred by Tenant as a result of its operations under this Lease.

2.    State Auditor's Office. Landlord understands that acceptance of funds from Tenant under this Lease constitutes acceptance of authority of the Texas State Auditor's Office, or any successor agency (collectively, "Auditor"), to conduct audits or investigations in connection with those funds under Sections 51.9335(c), 73.115(c) and 74.008(c) of the Texas Education Code. Landlord agrees to cooperate with the Auditor in the conduct of the audit or investigation, including without limitation providing all records reasonably requested by the Auditor.

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3.    Subordination. Notwithstanding any provision in this Lease to the contrary, Tenant's subordination of its rights under the Lease in favor of any current or future mortgagee of Landlord (or Landlord's lessor, if applicable) is conditioned upon the requirement that such subordination shall be expressly subject to the requirement that this Lease shall be recognized by the mortgagee and that the rights of Tenant shall remain in full force and effect as herein set forth, without any modification thereof, notwithstanding any default by the mortgagor with respect to such mortgage or any foreclosure thereof, so long as Tenant shall perform all of the covenants and conditions of this Lease.

4.    Quiet Enjoyment and Assurance of Title. Landlord warrants that Landlord has good and sufficient title to the Premises, and has full authority to execute this Lease and to place Tenant in possession of the Premises in full satisfaction of and compliance with the terms and conditions herein. Landlord further warrants that Tenant shall, and may peaceably have, hold, and enjoy the Premises, subject to the terms of this Lease, provided that Tenant timely pays all rent and other sums due under this Lease and performs all of Tenant covenants, obligations and agreements contained herein.
5.    Prohibition on Violation of State Law and Constitution by Tenant. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LEASE, LANDLORD AND TENANT HEREBY AGREE THAT TENANT SHALL NOT BE REQUIRED TO PERFORM ANY ACT OR TO REFRAIN FROM ANY ACT IF THAT PERFORMANCE OR NON-PERFORMANCE WOULD CONSTITUTE A VIOLATION OF THE CONSTITUTION OR LAWS OF THE STATE OF TEXAS THAT GOVERN TENANT. WITHOUT LIMITATION OF THE FOREGOING, LANDLORD AGREES THAT NOT WITHSTANDING ANY PROVISION OF THE LEASE TO THE CONTRARY, ALL OBLIGATIONS IMPOSED UPON TENANT PURSUANT TO THE LEASE ARE SUBJECT TO THE FOLLOWING LIMITATIONS:

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(a)Waivers and Releases. Any provision in this Lease stating that Tenant limits, waives or releases a right to make a claim against Landlord or any other party or exculpates Landlord or any other party from liability, such limitation, waiver, release, or exculpation shall be effective only to the extent authorized by the Constitution and laws of the State of Texas.
(b)Indemnity. Any provision in this Lease stating that Tenant will indemnify or hold harmless Landlord or any other party shall be effective only to the extent authorized by the Constitution and laws of the State of Texas.
(c)Attorneys' Fees. Any provision in this Lease stating that Tenant will pay attorneys~~'~~' fees incurred by Landlord or any other party shall be effective only to the extent authorized by the Constitution and laws of the State of Texas.
(d)Remedies. Notwithstanding any provision in this Lease specifying remedies to which Landlord shall be entitled, or stating that Tenant consents to jurisdiction of any court, no provision in the Lease shall constitute or is intended to constitute, a waiver of Tenant's or the State of Texas' sovereign immunity to suit.
(e)State Property. Any provision in this Lease purporting to grant Landlord or any other person the right to take possession and control of personal property owned by the State of Texas or to have a security interest in personal property owned by the State of Texas is null and void.

(f)    Arbitration. Any provision in this Lease purporting to require Tenant to engage in arbitration concerning any matter arising under the Lease is null and void.

6.    Dispute Resolution. If at any time there is a dispute between Landlord and Tenant regarding this Lease and the performance of a party hereunder, the parties will, within 10 days following mailing of written notice of a dispute, engage in face-to-face negotiations in an attempt to resolve the dispute and shall, upon failing to negotiate a resolution, choose a mutually agreeable third party neutral, who shall mediate the dispute between the parties. The mediator shall be a person qualified under the Texas Alternative Dispute Resolution Procedures Act and shall be appointed by a state district judge or the American Arbitration Association if the parties are unable to agree upon a qualified person. Mediation shall be non-binding and shall be confidential. The parties shall refrain from court proceedings during the mediation process insofar as they can do so without prejudicing their legal rights. The parties shall participate in good faith in accordance with the recommendations of the mediator and shall follow the procedures for mediation as suggested by the mediator. All expenses of mediation except expenses of the individual parties shall be shared equally by the parties. Each party shall be represented in the mediation by a person with authority to settle the dispute. If the parties are unable to resolve the dispute in mediation, then the default remedy provisions of this Lease shall be applicable. In no case shall the provisions of this Section delay any other time periods set forth in this Lease, except by the written agreement of the parties.

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7.    Accessibility Inspection. Landlord and Tenant acknowledge that in the event that under the Lease the total rent and other consideration payable by Tenant for the Premises exceeds $12,000 per annum, the Premises are subject to Chapter 469, Texas Government Code, concerning accessibility for the disabled, and agree to comply with the requirements thereof, including the following:

(a)     On Site Inspection. An on-site inspection of the Building must be performed by either (i) the Texas Department of Licensing and Regulation ("Department"), (ii) an entity who has contracted with the Texas Commission of Licensing and Regulation ("TCLR") pursuant to Section 469.055, Texas Government Code, or (iii) a person who holds a certificate of registration issued pursuant to Section 469.201, Texas Government Code, before the Premises are occupied in whole or in part by Tenant, to ensure compliance with the accessibility standards and specifications adopted by TCLR (Title 16, Texas Administrative Code, Chapter 68) under authority of Chapter 469, Texas Government Code. The term "Inspector" as used in this Paragraph 4.04 means any one or more of the following: The Department, any contracted entity, or any certificated person described above in this Paragraph as authorized to perform on-site inspections.

(b)    Cancellation. Landlord acknowledges that under applicable state law, if the Inspector finds any condition not in compliance with TCLR accessibility standards and specifications, then Tenant has the right to cancel this Lease and must cancel this Lease unless any noncomplying conditions are corrected not later than (i) the 60th day after the Inspector delivers the results of the inspection to Landlord or its agent, or (ii) such later date as may be established by TCLR for correction of the noncomplying condition.

(c)    Cooperation and Fees. Landlord and Tenant further agree to provide to TCLR and the Inspector all necessary cooperation and information concerning inspection of the Building and any corrective action required. Tenant shall pay any fees charged by TCLR for inspection of the Building under Chapter 469. If this Lease is cancelled by Tenant pursuant to the requirements of Chapter 469, the cancellation shall be effective upon written notice to Landlord, and shall not subject Tenant to any claim by Landlord for damages or liability arising therefrom, which are hereby expressly waived by Landlord.

8.    Legal Counsel. Landlord and Tenant agree that notwithstanding the requirements of any provision in this Lease providing that, under specified circumstances, either (a) Landlord will indemnify and defend Tenant, or (b) Tenant will indemnify and defend Landlord, any such provision shall be subject and subservient to the legal obligations of the Attorney General of Texas to defend agencies of the State of Texas and to approve all outside counsel engaged by state agencies.

9.    Default by Landlord and Tenant Remedies.

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(a)Events of Landlord Default. Each of the following shall be an "Event of Landlord Default" under this Lease: (i) Landlord fails to pay any monetary obligation under this Lease when due and such failure is not cured within ten (10) Business Days (or within such longer period as may be expressly provided for under this Lease with respect to a particular monetary obligation) after Tenant delivers written notice of default and demand for payment; or (ii) Landlord fails to comply with any non-monetary obligation under this Lease within thirty (30) calendar days after written notice of default and demand for cure, or, provided that such non-monetary failure is of a nature requiring more than thirty (30) calendar days to cure using reasonable diligence, fails to promptly commence such cure within such thirty (30) calendar day period and thereafter diligently prosecute same to completion within ninety (90) days of such notice and demand (provided that the foregoing notice procedure shall not apply to the occurrences described in clauses (iii) through (vi) below for which only a single informative notice without opportunity to cure is necessary); or (iii) the failure to dismiss any petition filed by or against the party under the U.S. Bankruptcy Code (or similar law) within forty-five (45) days; (iv) the assignment of, or appointment of a receiver or trustee for, Landlord's interest in this Lease or substantially all of the assets of Landlord; (v) if Landlord dissolves, liquidates or otherwise ceases to exist in good standing in the State of Texas; or (vi) Landlord becomes or is declared insolvent according to Applicable Law.
(b)Tenant Remedies for Landlord Default.
i.    Landlord Default. Upon any Event of Landlord Default, Tenant shall have the right: (i) to terminate this Lease as to all or any interest therein; (ii) to cure such Event of Landlord Default at the expense of Landlord, if such cure is commercially reasonable under the circumstances; and/or (iii) enforce any other remedy available at law or in equity for such Event of Landlord Default. Additionally, following an Event of Landlord Default, Tenant may also, subject to Applicable Law, (i) cure such Event of Landlord Default at Landlord's expense; and/or (ii) offset payment of sums that Tenant would otherwise be obligated to pay to Landlord under this Lease, as amended, against amounts owing by Landlord; provided, however, no more than twenty-five percent (25%) of any monthly installment of Fixed Rent shall be offset and no such offset shall be permitted if Landlord has notified Tenant in writing of Landlord's good-faith dispute of Tenant's right to such offset.
ii.    Measure of Damages. If Tenant terminates this Lease under the provisions hereof, Landlord shall pay to Tenant all expenses reasonably incurred by Tenant in enforcing its rights and remedies under this Lease, including reasonable attorneys' fees, court costs and costs of suit. Once the aggregate amount of such expenses is determined pursuant to the foregoing provisions, the unpaid balance, if any, shall thereafter accrue interest at a rate of the lesser of (a) a rate per annum equal to the "prime" rate of interest published from time to time in The Wall Street Journal or its successor publication, plus two percent (2%), or (b) the highest legal nonusurious rate, until paid in full.

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(iii)    Election of Remedies. Except as otherwise expressly provided in this Lease, Tenant may exercise its rights and remedies under this Lease for an Event of Landlord Default, as well as any other rights or remedies available to Tenant under law or equity, without waiving or releasing any other right or remedy under this Lease or law or equity. All such rights and remedies, together with any rights and remedies available under law or equity, are cumulative with no exercise of any one or more of them prohibiting or waiving the exercise of any other.

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